                                                                   EXHIBIT 10.76




                                 --------------



                                    QLT INC.

                                       AND

                                 XENOVA LIMITED



                                  -------------

                        DEVELOPMENT AND COMMERCIALIZATION

                                    AGREEMENT







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                   DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                                TABLE OF CONTENTS



ARTICLE 1 - INTERPRETATION........................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Other Definitions..............................................................................10

ARTICLE 2 - PRODUCT DEVELOPMENT..................................................................................10
         2.1      Program Commencement...........................................................................10
         2.2      Development Committee..........................................................................10

ARTICLE 3 - CMC, MANUFACTURING AND SUPPLY........................................................................12
         3.1      Overview.......................................................................................12
         3.2      Development Supply.............................................................................12
         3.3      Commercial Supply in the Territory.............................................................12
         3.4      Xenova Retains All Other Manufacturing Rights..................................................13
         3.5      Transfer of Technology.........................................................................13
         3.6      Manufacturing Quality..........................................................................13
         3.7      Manufacturing Co-Operation.....................................................................14
         3.8      Equivalency of Finished Product................................................................16
         3.9      Reciprocal Right of Inspection.................................................................16
         3.10     Implementation of Recalls......................................................................16
         3.11     Mutual Liability for Recall....................................................................17
         3.12     Manufacture and Supply Agreement Requirements..................................................17

ARTICLE 4 - CLINICAL AND REGULATORY DEVELOPMENT..................................................................17
         4.1      Grant of Rights................................................................................17
         4.2      Initial Development in the Development Territory...............................................17
         4.3      QLT's Contributions............................................................................18
         4.4      Prior Program Commitments......................................................................18
         4.5      Development Progress Reports...................................................................18
         4.6      Regulatory Responsibility in the Territory.....................................................19
         4.7      Regulatory Responsibility in Europe............................................................19
         4.7A     Xenova and QLT Review of Regulatory Filings....................................................20
         4.8      Adverse Event Reporting........................................................................21
         4.9      Personnel......................................................................................21
         4.10     Xenova Contribution............................................................................21

ARTICLE 5 - COMMERCIALIZATION AND MARKETING......................................................................22
         5.1      Grant of Rights................................................................................22
         5.2      Commercialization Diligence....................................................................22
         5.3      Marketing Diligence............................................................................22
         5.4      Arbitration Rights Alternative not Cumulative..................................................24
         5.5      Commercialization by Xenova....................................................................24

ARTICLE 6 - ACTIVITIES, NON-COMPETITION, GLOBAL FRANCHISE AND FURTHER OPPORTUNITIES..............................24
         6.1      Xenova Activities..............................................................................24
         6.2      Xenova Activities in the ODD Field in the Territory............................................24
         6.3      No Other Xenova Activities during the First Year...............................................25
         6.4      Reciprocal Non-Compete.........................................................................25
         6.5      Global Franchise...............................................................................25
         6.6      Notice and Discussion of Other Opportunities...................................................25
         6.7      Cross-Over Use and Cross-Pricing Protection....................................................25


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                                      -ii-

         6.8      Consequences of Arbitration....................................................................26

ARTICLE 7 - CONFIDENTIALITY AND USE OF INFORMATION...............................................................26
         7.1      Ownership of Confidential Information..........................................................26
         7.2      Obligation of Confidentiality..................................................................26
         7.3      Xenova Use of QLT Program Information..........................................................27
         7.4      QLT Use of Xenova Program Information..........................................................27
         7.5      Third Party Access.............................................................................27
         7.6      No Use of QLT Program Information for ODD......................................................28
         7.7      Publications...................................................................................28
         7.8      Acknowledgement of Prior Disclosures...........................................................29
         7.9      Return of Confidential Information.............................................................29

ARTICLE 8 - INTELLECTUAL PROPERTY; ADDITIONAL TECHNOLOGY; LICENSES...............................................29
         8.1      Ownership of Intellectual Property.............................................................29
         8.2      Ownership of Program Information...............................................................30
         8.3      Additional Technology..........................................................................30
         8.4      License to QLT.................................................................................31
         8.5      License to Xenova..............................................................................33
         8.6      Grants of Xenova Intellectual Property.........................................................34

ARTICLE 9 - MILESTONE PAYMENTS...................................................................................34
         9.1      Upfront Payment................................................................................34
         9.2      Milestone Payments.............................................................................34
         9.3      Currency of Payment............................................................................35

ARTICLE 10 - ROYALTIES...........................................................................................35
         10.1     Royalties......................................................................................35
         10.2     Exclusions from Royalties......................................................................35
         10.3     Third Party License Fees and Royalties.........................................................36
         10.4     Adjustment of Royalties........................................................................36
         10.5     Royalty Payments Upon Termination..............................................................36
         10.6     Compensation for Use of Program Information....................................................36

ARTICLE 11 - PAYMENT TERMS.......................................................................................37
         11.1     Payment of Royalties...........................................................................37
         11.2     Currency for Royalty Payments..................................................................37
         11.3     Currency Transfer Restrictions.................................................................37
         11.4     Taxes..........................................................................................37
         11.5     Sales and Payment Reports......................................................................38
         11.6     Net Proceeds Reports...........................................................................38
         11.7     Accounts and Audit.............................................................................38
         11.8     Confidentiality of Reports.....................................................................39

ARTICLE 12 - REPRESENTATIONS, WARRANTIES AND COVENANTS...........................................................39
         12.1     Xenova's Representations, Warranties and Covenants.............................................39
         12.2     QLT's Representations, Warranties and Covenants................................................40

ARTICLE 13 - PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT.....................................................41
         13.1     Xenova Patents - Prosecution and Maintenance...................................................41
         13.2     QLT Patents - Prosecution and Maintenance......................................................42
         13.3     Patentable Improvements........................................................................42
         13.4     Xenova Patents - Infringement..................................................................42
         13.5     QLT Patents - Infringement.....................................................................43
         13.6     Third Party Claims of Infringement.............................................................43
         13.7     Infringement of Third Party Patents............................................................44


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                                     -iii-

ARTICLE 14 - TRADEMARKS..........................................................................................44
         14.1     Product Trademarks.............................................................................44
         14.2     Use of Trademarks..............................................................................45

ARTICLE 15 - INDEMNITY AND LIMITATIONS OF LIABILITY..............................................................45
         15.1     Mutual Indemnification.........................................................................45
         15.2     Product Liability Indemnity....................................................................45
         15.3     Indemnification Procedure......................................................................46
         15.4     No Consequential Damages.......................................................................46

ARTICLE 16 - TERM AND TERMINATION................................................................................46
         16.1     Termination....................................................................................46
         16.2     Expiration.....................................................................................47
         16.3     Early Termination by QLT.......................................................................47
         16.4     Early Termination by Xenova....................................................................48
         16.5     Termination on Bankruptcy......................................................................48
         16.6     Effect of Termination..........................................................................48
         16.7     Xenova License in the Case of Certain Early Terminations.......................................49
         16.8     QLT License in the Case of Certain Early Terminations..........................................50
         16.9     Survival.......................................................................................50

ARTICLE 17 - MISCELLANEOUS PROVISIONS............................................................................51
         17.1     Governing Law..................................................................................51
         17.2     Expedited Arbitration..........................................................................51
         17.3     Traditional Arbitration........................................................................52
         17.4     Amendment......................................................................................52
         17.5     Assignment.....................................................................................52
         17.6     Compliance with Laws...........................................................................53
         17.7     Entire Agreement...............................................................................53
         17.8     Exhibits.......................................................................................53
         17.9     Force Majeure..................................................................................53
         17.10    Further Assurances.............................................................................53
         17.11    Headings.......................................................................................53
         17.12    Injunction.....................................................................................53
         17.13    Inurement......................................................................................54
         17.14    Notice.........................................................................................54
         17.15    Press Releases/Publicity.......................................................................54
         17.16    Relationship of Parties........................................................................55
         17.17    Rights and Remedies............................................................................55
         17.18    Severability...................................................................................55
         17.19    Waiver.........................................................................................55
         17.20    Wording........................................................................................56
         17.21    Third Party Rights.............................................................................56



EXHIBIT 1.1(p)   DESCRIPTION OF XR9576

EXHIBIT 1.1(q)   DRUG SPECIFICATION

EXHIBIT 1.1(CCC) SUMMARY OF PROGRAM ACTIVITIES

EXHIBIT 1.1(HHH) REGISTRATION PACKAGE

EXHIBIT 1.1(WWW) LIST OF XENOVA PATENTS

EXHIBIT 12.1(c)  ISSUES RELATING TO XENOVA PATENTS

                   DEVELOPMENT AND COMMERCIALIZATION AGREEMENT


THIS DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this "AGREEMENT") is entered into with effect from the 13th day of August, 2001 (the "EFFECTIVE DATE")

BETWEEN:

                  QLT INC., a company incorporated under the laws of the Province of British Columbia, Canada and having an office at 887 Great Northern Way, Vancouver, British Columbia, Canada V5T 4T5

                  (hereinafter referred to as "QLT")

                                                               OF THE FIRST PART

AND:

                  XENOVA LIMITED incorporated under the laws of England and Wales, United Kingdom and having an office at 957 Buckingham Avenue, Slough, Berkshire, England, United Kingdom SL1 4NL

                  (hereinafter referred to as "XENOVA")

                                                              OF THE SECOND PART

Recitals

A. QLT and Xenova have executed a Confidentiality Agreement dated April 20, 2001 (the "CONFIDENTIALITY AGREEMENT");

B. QLT and Xenova have executed an interim Development and Commercialization Agreement dated August 13, 2001 setting out their respective obligations for the development, manufacturing and commercialization of a product incorporating Xenova's XR9576 compound (the "INTERIM AGREEMENT");

C. The Interim Agreement provides for the negotiation, settlement and execution of a more comprehensive "Definitive Agreement" consistent with the terms set out in the Interim Agreement and setting out such additional terms, conditions and other provisions or amendments, as may be settled by the parties and relating (among other matters) to the parties' respective obligations for the continued development, manufacturing and commercialization of a product or products incorporating Xenova's XR9576 compound; and

D. This Agreement will be the "Definitive Agreement" referred to in the Interim Agreement, which the parties have negotiated and now desire to settle and execute on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                   ARTICLE 1 - INTERPRETATION

1.1 DEFINITIONS

For the purposes of this Agreement, the following terms will have the respective meanings set forth below:

(a) "ACT" shall mean the United States Food, Drug and Cosmetic Act, as amended from time to time, and regulations promulgated thereunder.

(b) "ACTIVE PHARMACEUTICAL INGREDIENT" shall mean a substance or compound that is incorporated in a pharmaceutical product as a therapeutically active compound (ingredient).


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                                     - 2 -



(c)      "ADDITIONAL TECHNOLOGY" shall have the meaning set out in Section
         8.3(a).

(d) "AFFILIATE" shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the designated party, but only so long as such relationship exists. For purposes of this definition, "control" means ownership of at least 50% of the shares of stock entitled to vote for directors in the case of a corporation and at least 50% of the interests in profits in the case of a business entity other than a corporation.

(e)      "ASSERTING PARTY" shall have the meaning set out in Section 17.2(a).

(f) "AVAILABLE XENOVA INDEPENDENT PROGRAM INFORMATION" shall mean Xenova Independent Program Information that would reasonably be expected to enable QLT to increase the Net Sales obtained from commercialization of the Drug or Product inside the Field inside the Territory except, subject to Section 7.5, Xenova Independent Program Information that Xenova is restricted from making available to QLT by the terms of any agreement with a Third Party.

(g) "BUSINESS DAY" shall mean any day other than a day which is a Saturday, Sunday or a statutory holiday in the Province of British Columbia, Canada or in England, United Kingdom.

(h) "COMMERCIAL LAUNCH" shall mean the first sale of the Finished Product in the Field in a country or regulatory jurisdiction in the Territory by or on behalf of QLT or an Affiliate or sub-licensee of QLT after obtaining all required Regulatory Approvals in such country or regulatory jurisdiction.

(i)      "CONFIDENTIAL INFORMATION" shall mean:

         (i) in the case of Xenova, all Information disclosed by Xenova to QLT concerning the Drug and/or Product, or the use or manufacture thereof, that is:

                  (A) owned by or licensed to Xenova prior to the Effective Date, or

                  (B) developed by Xenova after the Effective Date outside the Program and without reference to or use of any Program Information or QLT Confidential Information; and

         (ii) in the case of QLT, all Information disclosed by QLT to Xenova concerning the Drug and/or Product, or the use or manufacture thereof, or otherwise useful to the Program, that is:

                  (A)      owned by or licensed to QLT prior to the Effective
                           Date, or

                  (B) developed by QLT after the Effective Date outside the Program and without reference to or use of any Program Information or Xenova Confidential Information;

         provided that "Confidential Information" will not include any Information that:

         (iii)    is Program Information;

         (iv) is in the public domain at the time of disclosure or subsequently enters the public domain without fault on the part of the receiving party;

         (v) is known by the receiving party from its own sources, as evidenced by the receiving party's written records made prior to the disclosure by the disclosing party ; or

         (vi) after disclosure, can be demonstrated by the receiving party by written record to have been subsequently provided to the receiving party by a Third Party if and for as long as the receiving party has no reason to believe the Third Party is under any obligation to keep such information confidential.

         A combination of features will not be deemed within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving party unless the combination itself is in the public domain or in the possession of the receiving party.

(j) "CONFIDENTIALITY AGREEMENT" shall have the meaning ascribed thereto in Recital A.


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                                     - 3 -


(k) "CROSS-OVER USE" shall mean the use or sale in the Territory of a compound, in whatever form, by Xenova (or by an Affiliate, licensee or sub-licensee of Xenova or by a Third Party contracting with Xenova or an Affiliate of Xenova) that can reasonably be seen as competing directly and in a commercially significant way with the use or sale of the Product within the Field in the Territory.

(l) "CROSS-PRICING RISK" shall mean the use or sale in the Territory of a compound that incorporates the Drug, in whatever form, that is owned, controlled or licensed by Xenova or by an Affiliate of Xenova, that has the same or substantially the same chemical structure, or similar performance characteristics, to the Product so that the compound could reasonably be considered to be substituted in medical practice and subject to commercially significant competitive pricing in relation to the Product.

(m) "CTX" shall mean a Notice under the Medicines (Exemption from Licences) (Clinical Trials) Order 1995 (S.I. 1995/2808) pursuant to the rules and policies of the Medicines Control Agency.

(n) "DEVELOPMENT COMMITTEE" shall mean the committee constituted by the parties in accordance with Section 2.2.

(o) "DEVELOPMENT TERRITORY" shall mean the Territory and Europe, subject to amendment in accordance with Section 4.2(b) following completion of the Initial Development.

(p) "DRUG" will mean Xenova's proprietary active pharmaceutical compound currently known as XR9576 (having the chemical structure attached hereto as EXHIBIT 1.1(p)) in its pure form (free base form and any pharmaceutically acceptable salt form) and any formulations thereof or improvements thereto.

(q) "DRUG SPECIFICATION" shall mean the specifications for the Drug and/or Product attached hereto as EXHIBIT 1.1(q), as may be revised from time to time by QLT as part of the regulatory process with the approval of applicable regulatory authorities.

(r) "EMEA" shall mean the European Medicines Evaluation Agency or any successor agency thereof.

(s) "EUROPE" will mean the United Kingdom, Ireland, Germany, France, Italy, Belgium, The Netherlands, Luxembourg, Liechtenstein, Monaco, Switzerland, Austria, Spain, Portugal, Greece, Cyprus, Malta, Norway, Sweden, Denmark, Finland, Greenland, Iceland, Andorra, Vatican City, San Marino and any other countries that join the European Union during the Term, and any successor states or countries thereto.

(t) "EXISTING XENOVA PROGRAM INFORMATION" shall mean any Information generated, developed or owned by, or licensed to, Xenova as of the Effective Date that (i) relates to the Drug and/or Product or (ii) is necessary or useful to the Program.

(u) "FDA" shall mean the United States Food and Drug Administration or any successor agency thereof.

(v) "FIELD" will mean any human therapeutic, diagnostic or prophylactic use of the Drug in oncology, including oral uses thereof, but excluding the ODD Field; provided that if, within [*]after the Effective Date, Xenova does not complete a bona fide agreement with a Third Party that grants rights to that Third Party to develop and commercialize the Drug in the ODD Field in the Territory, then the Field shall include the ODD Field.

(w) "FINISHED PRODUCT" shall mean the Product, whether alone or in combination with one or more other Active Pharmaceutical Ingredient(s), that has undergone all stages of production, including packaging in its final container and labeling, in accordance with GMPs, for commercial distribution to Third Parties.

(x) "FIRST LINE INDICATION" shall mean Regulatory Approval by the FDA in the United States of America for the use of Product as a single agent or in combination with a chemotherapeutic agent for the treatment of patients who have not received prior cancer chemotherapy.

(y) "GAAP" shall mean, in the case of accounting to be undertaken by QLT, those accounting principles that are recognized as being generally accepted in Canada from time to time as set forth by the Accounting Standards Board of the Canadian Institute of Chartered Accountants and, in the case of accounting to be undertaken by Xenova, those accounting principles that are recognized as being Generally Accepted Accounting Principles in the United Kingdom from time to time.

(z) "GMPS" shall mean the current Good Manufacturing Practices as defined from time to time by the Act and the applicable FDA regulations, policies or guidelines in effect for the manufacture, handling, testing, storage and control of pharmaceutical materials as applied to "finished products" in the United States of America and the corresponding requirements of each applicable jurisdiction in the Territory for which QLT informs Xenova from time to time that the Product is to be marketed and sold in such jurisdiction.

(aa) "GLPS" shall mean the current Good Laboratory Practices as defined by the Act and the applicable FDA regulations, policies or guidelines in effect for the manufacture, handling, testing, storage and control of pharmaceutical materials in the United States of America and the corresponding requirements of each applicable jurisdiction in the Territory for which QLT informs Xenova from time to time that the Product is to be marketed and sold in such jurisdiction.

(bb) "ICH" shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

(cc) "ICH GUIDELINES" shall mean the guidelines established by the ICH in effect from time to time.

(dd) "IMPROVEMENTS" shall mean, in relation to any Intellectual Property, any and all improvements, enhancements, modifications, revisions, adaptations and derivative works (whether complete or incomplete), of, to, in or based upon such Intellectual Property.

(ee) "IND" shall mean an Investigational New Drug Application under 21 C.F.R. Part 312 pursuant to the rules and policies of the FDA.

(ff) "INFORMATION", for the purposes of this Agreement, shall mean scientific, medical, clinical, toxicological, regulatory, marketing, financial and commercial information or data developed or acquired by a party, including, without limitation, information that forms part of, or otherwise relates to, any of the following, namely: the Intellectual Property, methodologies, techniques, formulations, compositions, compounds, processes, research, specifications, data, technical information, instructions, manuals, papers, financial information, market research, marketing reports and any other information provided by either Party under this Agreement, manufacturing and commercial strategies, programs, devices, and all analyses, compilations, data, studies, reports or other documents prepared or derived therefrom.

(gg)     "INITIAL DEVELOPMENT" shall have the meaning set out in Section 4.2.

(hh) "INTELLECTUAL PROPERTY" shall mean any and all rights arising under or by virtue of technology, inventions, discoveries, Improvements, Patents, copyrights, copyright applications, industrial designs, industrial design applications, trademarks, trademark applications, mask works, and rights in respect of Know-How, whether or not patented or copyrighted or registered or protected, or capable of such registration or protection.

(ii)     "INTERIM AGREEMENT" shall have the meaning ascribed thereto in Recital
         B.

(jj)     "INTERIM AGREEMENT EFFECTIVE DATE" shall mean August 13, 2001.

(kk) "KNOW-HOW" shall mean any and all data, instructions, processes, formulae, concepts, ideas, trade secrets, and other information (in written or other tangible form) including, without limitation, any chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data, information relating to biological materials, manufacturing or related technology, analytical methodology, chemical and quality control procedures, protocols, techniques, improvements and results of experimentation and testing.

(ll) "MANUFACTURING AND SUPPLY REQUIREMENTS" shall have the meaning set out in Section 3.12;

(mm)     "MARKETING DEFAULT" shall have the meaning set out in Section 5.3(b).


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                                     - 5 -


(nn)     "MARKETING DEFAULT NOTICE" shall have the meaning set out in Section
         5.3(c).

(oo) "MARKETING PLAN" shall mean an annual written marketing plan delivered by QLT to Xenova on March 31 of each year and setting out, for the 12 month periods preceding and following the date thereof all activities undertaken or proposed to be undertaken by QLT to bring the Product to market, to market the Product and maximize the distribution and sale of the Product in the Field in the Territory, as amended by QLT from time to time in accordance with this Agreement.

(pp) "NDA" means a complete New Drug Application and all supplements thereto filed with the FDA including all documents, data, and other information which are necessary for, or included in, FDA approval to market a new drug in the United States of America, as more fully defined in 21 C.F.R. Part 314.5 et seq ;

(qq) "NET PROCEEDS" shall mean, without duplication, all revenues, receipts, monies and the fair market value of all other consideration received or collected, directly or indirectly, by Xenova, or any Affiliate, from end users or any independent Third Parties as consideration for the commercialization and sale of the Product in the Field outside the Territory or, as applicable, the ODD Product in the Territory, provided however that "Net Proceeds" shall not include, without duplication:

         (i) bona fide milestone payments, license and sublicense fees or equity investments received or collected by Xenova or any Affiliate of Xenova from any sub-licensee or other Third Party, in exchange for rights to exploit and commercialize the Product or the ODD Product, or

         (ii) any revenues, receipts or monies received by Xenova, or any Affiliate of Xenova, on account of (as applicable):

                  (A) research, development or manufacturing expenses, including a commercially reasonable research, development or manufacturing profit mark up,

                  (B) bona fide commercially reasonable marketing and distribution expenses, and

                  (C) other bona fide Third Party expenses and financial obligations of Xenova, or any Affiliate of Xenova,

                  attributable to the research, development, commercialization and/or sale of the Product or the ODD Product.

         For greater clarity, it is the intention of the parties that:

         (iii) in the event Xenova sublicenses to a Third Party the marketing and distribution of the Product in any country outside the Territory or the ODD Product in the Territory, then "Net Proceeds" would comprise revenues received or collected by Xenova in the nature of "running royalties", after deduction (without duplication) of royalty obligations to Third Parties with respect to the Product or the ODD Product and any other Third Party expenditure directly related to unit sales of the Product or the ODD Product;

         (iv) in the event Xenova enters into a profit share collaboration or similar arrangement with a Third Party in respect of the marketing and distribution of the Product in any country outside the Territory or the ODD Product in the Territory, then "Net Proceeds" would comprise Xenova's share in the profits from that profit share collaboration, after deduction (without duplication, and to the extent not already deducted in calculating Xenova's share in the profits) of royalty obligations to Third Parties with respect to the Product or ODD Product and any other Third Party expenditure directly related to unit sales of the Product or ODD Product; and

         (v) in the event Xenova directly markets and distributes the Product in any country outside the Territory or the ODD Product in the Territory, then "Net Proceeds" would also include Net Sales, after deduction of bona fide commercially reasonable marketing and distribution expenses and other bona fide commercially reasonable Third Party expenses and financial obligations of Xenova, or any Affiliate, sub-licensee or sub-distributor of

                  Xenova, attributable to the commercialization and sale of the Product or ODD Product in that country after deduction (without duplication) of royalty obligations to Third Parties with respect to the Product or ODD Product and any other Third Party expenditure directly related to unit sales of the Product or ODD Product (including any royalties paid to the Third Party in connection with such commercialization and sale).

         In any case, in the event that Xenova directly manufactures the Product or the ODD Product, commercially reasonable manufacturing profits attributable to the manufacturing of the Product or the ODD Product are not intended to be included in "Net Proceeds".

(rr) "NET SALES" shall mean, in respect of either party, without duplication, the invoiced sales price of Finished Products in the Field in the Territory received by such party, its Affiliates, or sub-licensees from end users or any independent Third Parties in bona fide arm's length transactions exclusively for money or, where the sale is not at arm's length or exclusively for money, the price that would have been so invoiced if it had been at arm's length or exclusively for money, as the case may be, less the following deductions:

         (i) credits or allowances, if any, given or made for purchase charge backs, price reductions, returns, rebates, rejections, recalls or destruction of spoiled, damaged, out-dated, returned or otherwise unacceptable Product (voluntarily made or requested or made by an appropriate governmental agency, subdivision or department), quantity, trade, early-settlement and/or cash discounts, allowances and/or incentives on account of or in relation to the invoiced sales price of Finished Products;

         (ii) any duty, tax, excise or governmental charge upon or measured by the production, sale, transportation, delivery or use of Finished Products related to or based upon sales of Finished Products (including value added taxes);

         (iii) transportation and handling charges or allowances (freight, postage, shipping and insurance), if any, incurred on account of or in relation to the invoiced sales price of Finished Products and provided the amounts are separately charged on the relevant invoice; and

         (iv) allowances for bad debts and unpaid accounts in respect of the sale of Finished Products;

         provided that in no event will the total of these above-detailed deductions in any calendar quarter during the Term be greater than:

         (v) for any calendar quarter during the first year of sales, [*]of the cumulative total of the invoiced sales prices for such calendar quarter prior to deduction; and

         (vi) for each subsequent calendar quarter during the Term of this Agreement, [*] of the cumulative total of the invoiced sales prices for such calendar quarter prior to deduction.

         In the event that Finished Products are sold in a combination with other Active Pharmaceutical Ingredient(s):

         (vii) Net Sales, for purposes of royalty payments on the combination, shall be calculated by multiplying the Net Sales of that combination by the fraction A/B, where A is the gross selling price of such Finished Product sold separately and B is the gross selling price of the combination, and

         (viii) in the event that no such separate sales of the Finished Product are made by QLT, an Affiliate, sub-licensee and/or sub-distributor, or there is no readily determinable market price, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the combination by the fraction C/(C+D) where C is the fully allocated cost of such

                  Finished Product and D is the fully allocated cost of such other Active Pharmaceutical Ingredient(s). *

(ss)     "ODD" shall mean oral drug delivery. *

(tt) "ODD FIELD" shall mean the use of the Drug solely as an oral drug delivery system in oncology in the Territory:

         (i)      [*]

         (ii)     [*]

         (iii)    [*]

         (iv)     [*]

         The combined product, which meets each of the criteria as set out in this Section 1.1(tt) is hereinafter referred to in this Agreement as the "ODD PRODUCT".

(uu)     "PATENT" shall mean:

         (i)      an issued patent or a patent application;

         (ii) all continuations and continuation(s)-in-part to the issued patent or patent application set out in clause (i);

         (iii) all divisions, patents of addition, reissues, renewals and extensions of any of the patent, patent application, continuations and continuation(s)-in-part set out in clauses
                  (i) and (ii); and

         (iv)     all foreign counterparts of any of the foregoing.

(vv) "PERSON" shall mean and include any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government body, and any other form of entity or organization.

(ww) "PHASE I" shall mean that portion of the FDA submission and approval process and that stage of clinical development which provides for the first introduction into humans of a Drug and/or Product for the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacological action as more fully defined in 21 C.F.R. Part 312.21(a), and such equivalent regulations or standards of countries outside the United States of America as may be applicable to activities conducted hereunder.

(xx) "PHASE II" shall mean that portion of the FDA submission and approval process and that stage of clinical development which provides for the initial trials of a Drug and/or Product on a limited number of patients for the purposes of determining dose and evaluating safety and preliminary efficacy in the proposed therapeutic indication, as more fully defined in 21 C.F.R. Part 312.21(b), and such equivalent regulations or standards of countries outside the United States of America as may be applicable to activities conducted hereunder.

(yy) "PHASE ILB" shall mean a Phase II small scale efficacy study on an insufficient number of patients to support Regulatory Approvals in the proposed therapeutic indication.

(zz) "PHASE III" shall mean that portion of the FDA submission and approval process and that stage of clinical development which provides for expanded trials of a Drug and/or Product on sufficient numbers of patients to establish the safety and efficacy of a Drug and/or Product, to support regulatory approval in the proposed therapeutic indication, as more fully defined in 21 C.F.R. Part 312.21(c), and such equivalent regulations or standards of countries outside the United States of America as may be applicable to activities conducted hereunder.

(aaa) "PHASE IV" shall mean the stage of clinical development that includes those post-marketing studies, usually not required as a condition for approval, that may be conducted to delineate additional information about the risks, benefits, and optimal use of a Drug and/or Product.

(bbb) "PRODUCT" shall mean any product for use in the Field in the Territory which incorporates the Drug in any formulation or dosage form, and any improvements to such product, including products having a different strength (i.e., a different amount of active ingredient delivered in the same dosage form), or having only cosmetic differences such as size, colour, shape, etc., or similar non-therapeutic changes.

(ccc) "PROGRAM" shall mean all activities undertaken by the parties, whether alone or together or through Third Parties for the development of the Product in the Development Territory, in accordance with the terms and conditions of the Interim Agreement and this Agreement, which shall include the Initial Development and the regulatory, clinical testing and other development activities summarized in EXHIBIT 1.1(CCC).

(ddd)    "PROGRAM INFORMATION" shall mean:

         (i) any Information generated, developed or acquired by or on behalf of either party under or as a result of the Program;

         (ii)     any Available Xenova Independent Program Information;

         (iii) any other Xenova Independent Program Information generated, developed or acquired by or on behalf of Xenova with reference to or use of:

                  (A)      QLT's Confidential Information, or

                  (B) any Information referenced under clause (i) owned by QLT; and

         (iv)     any Existing Xenova Program Information,

         provided that, notwithstanding the foregoing, Program Information will not include any trademarks.

(eee) "QLT PATENTS" shall mean any and all Patents developed or acquired by or on behalf of QLT that are required for QLT to continue the Program and under which Xenova would require a license or sub-license to lawfully develop, make, have made, use, sell, have sold, offer for sale, import or export the Drug and/or the Product for commercial sale:

         (i)      in the Field, outside the Territory; or

         (ii)     outside the Field, anywhere, world-wide;

         as contemplated by and in accordance with the terms and conditions set out in this Agreement.

(fff) "QLT'S PROGRAM INFORMATION" shall mean any Program Information generated, developed or acquired by or on behalf of QLT under or as a result of the Program.

(ggg)    "RECALL" shall mean:

         (i) any action by QLT, Xenova or any of their respective Affiliates, to recover possession of the Drug, Product or Finished Product shipped to Third Parties; or

         (ii) any action by the FDA or any other applicable governmental or regulatory agency in any jurisdiction, to detain or destroy the Drug, Product or Finished Product or prevent release of the Drug, Product or Finished Product.

         "RECALLED" and "RECALLING" shall have comparable meanings.

(hhh)    "REGISTRATION PACKAGE" shall mean:

         (i) Modules 1-5 of the ICH M4 Common Technical Document submitted to the FDA in respect of the Product, the Table of Contents summary of which is attached as EXHIBIT 1.1(HHH) - REGISTRATION PACKAGE for illustrative purposes; and

         (ii) all data generated from the studies specified by the FDA during Xenova's meeting with the FDA on 25 April, 2001 (which studies are listed at the end of EXHIBIT 1.1(HHH) - REGISTRATION PACKAGE), unless it is later determined that any of the studies are no longer required or would not be required by the FDA.

(iii) "REGULATORY APPROVAL" shall mean any and all approvals, licenses, registrations or authorizations of any federal, state, provincial or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, export, transport, marketing, distribution or sale of the Drug and/or the Product in a country or regulatory jurisdiction.

(jjj) "SECOND LINE INDICATION" shall mean Regulatory Approval by the FDA in the United States of America for the use of the Product as a single agent or in combination with a chemotherapeutic agent for the treatment of patients after failure of first line cancer chemotherapy.

(kkk)    "SERIOUS ADVERSE EVENT" shall mean any Adverse Event (as defined in
         Section 4.8(a) that (at any dose):

         (i)      results in death;

         (ii) is life-threatening (i.e., the patient was at risk of death at the time of the event);

         (iii) requires inpatient hospitalization or prolongation of existing hospitalization;

         (iv)     results in persistent or significant disability/incapacity;

         (v)      results in congenital anomaly/birth defect; or

         (vi) other medically significant events that may jeopardize the patient or may require intervention to prevent one of the outcomes listed in the definition above should be considered serious. Examples of such events are intensive treatment for allergic bronchospasm, blood dyscrasias or convulsions that do not result in hospitalization, or development of drug dependency or drug abuse.;


(lll) "SEIZURE" shall mean any action by the FDA or any other applicable governmental or regulatory agency in any jurisdiction, to detain or destroy the Drug, Product or Finished Product or prevent release of the Drug, Product or Finished Product. "Seized" and "SEIZING" shall have comparable meanings.

(mmm)     "SPECIFIC ACTION" shall have the meaning set out in Section 5.2(c).

(nnn)    "SPENDING CAP" shall have the meaning set out in Section 4.3.

(ooo)    "TERM" shall have the meaning set out in Section 16.2(a).

(ppp) "TERRITORY" shall mean the United States of America (including the US Territories), Canada and Mexico.

(qqq) "THIRD PARTY" shall mean any Person other than a party to this Agreement or, where the context permits or requires, other than an Affiliate of a party to this Agreement;

(rrr) "THIRD PARTY LICENSES" shall mean any agreement(s), whether written or oral, to which Xenova is a party and under which Xenova is expressly granted and obtains legal rights to use Intellectual Property of any Person other than Xenova in the manner to be used by Xenova or QLT in the development, manufacturing, marketing, supply and other commercialization activities contemplated by this Agreement;

(sss) "US TERRITORIES" shall mean the territories and possessions of the United States of America, including, the Commonwealth of Puerto Rico, the territories of Guam, American Samoa, and the Virgin Islands, the Trust Territory of the Pacific Islands, and the possessions of Midway and Wake Islands;

(ttt)    "VALID CLAIM" shall mean, with respect to each country in the
         Territory:

         (i)      a claim of an issued, unexpired patent; or

         (ii) a claim of a pending patent application for a patent, provided the application has not been pending for more than [*],

         that has not been, as applicable:

         (iii) permanently revoked, held invalid, unpatentable or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or was not appealed within the time allowed therefor;

         (iv) admitted in writing to be invalid or unenforceable by the holder(s) by reissue, disclaimer or otherwise; or

         (v)      lost through an interference proceeding.

(uuu) "XENOVA INDEPENDENT PROGRAM" shall mean any studies or other activities conducted by or on behalf of Xenova:

         (i) in the Field, outside the Territory (subject to QLT's exclusive development rights in the Development Territory under Article 4, for as long as those rights continue); or

         (ii) outside the Field, including in the field of ODD, anywhere, world-wide;

         relating to the Drug or the Product or the use or manufacture thereof, provided that any such studies or other activities shall not be in breach of the restrictions set out in Article 6 or the exclusivity of any exclusive license granted by Xenova to QLT under this Agreement.

(vvv) "XENOVA INDEPENDENT PROGRAM INFORMATION" shall mean any Information generated, developed or acquired by or on behalf of Xenova under or as a result of a Xenova Independent Program.

(www)    "XENOVA PATENTS" shall mean:

         (i)      all Patents listed in EXHIBIT 1.1(WWW); and

         (ii) any and all Patents hereafter owned by or licensed to Xenova, including any Patents to any Improvements to the Patents listed in EXHIBIT 1.1(WWW), under which QLT would require a license or sub-license to lawfully develop, make, have made, use, sell, have sold, offer for sale, import or export (from one part of the Territory to another) the Drug and/or the Product for commercial sale in the Field in the Territory (and the Development Territory for as long as QLT's development rights under Article 4 continue), as contemplated by and in accordance with the terms and conditions set out in this Agreement.

(xxx) "XENOVA'S PROGRAM INFORMATION" shall mean any Program Information that is not QLT Program Information.

1.2      OTHER DEFINITIONS

Any words defined elsewhere in this Agreement shall have the meaning assigned thereto.

                        ARTICLE 2 - PRODUCT DEVELOPMENT

2.1      PROGRAM COMMENCEMENT

The parties acknowledge and agree that, following execution of the Interim Agreement, the parties commenced the Program in accordance with the terms and conditions of the Interim Agreement and, upon execution of this Agreement, they shall continue the Program in accordance with the terms and conditions of this Agreement.

2.2      DEVELOPMENT COMMITTEE

(a) Establishment. The parties acknowledge that they have, in accordance with the terms and conditions of the Interim Agreement, established and shall continue under this Agreement, a Development Committee.

(b) Mandate. The Development Committee shall have authority over the following areas:


         (i) promoting the pooling of expertise and information exchange by the parties with respect to the development of the Drug and the Product under the Program (including the work conducted by Xenova as contemplated in Section 4.4);

         (ii) overview of QLT's strategies for clinical, regulatory and manufacturing issues within the Development Territory, including the selection of primary and alternative Third Party contract manufacturers;

         (iii) receiving overviews of Xenova's strategies for clinical, regulatory and manufacturing issues within Europe and the rest of the world, including overviews of the selection of primary and alternative Third Party contract manufacturers [*];

         (iv) receiving reports of marketing matters from QLT in respect of the Territory and from Xenova in respect of Europe and the rest of the world [*] and

         (v) consideration of and making of decisions on any other material matters set out in this Agreement that the parties agree shall be referred to the Development Committee for determination.

(c) Number of Members. The Development Committee shall consist of an equal number of members appointed by each party. Each member shall have the appropriate background and expertise to contribute to the Development Committee. Each party may change its members on the Development Committee from time to time.

(d) Chair and Secretary. Unless the parties otherwise agree, QLT shall appoint the chair of the Development Committee from among its members on the Development Committee and Xenova shall appoint the secretary of the Development Committee from among its members on the Development Committee. The Chairman and Secretary shall not have any additional or casting vote.

(e) Meetings. The Development Committee shall meet at a minimum 4 times per calendar year, at least once in person and otherwise by videoconference or telephone conference, provided that the parties may, upon mutual agreement of the Parties following completion of the Initial Development, dissolve the Development Committee or reduce the number of meetings held per calendar year.

(f) Voting. Each member of the Development Committee shall have one vote. In the event of a tie vote, either party may refer the matter to their respective Chief Executive Officers for resolution. Notwithstanding the foregoing, the representatives of QLT shall collectively have one additional tie-breaking or casting vote with respect to:

         (i) all matters relating to any clinical studies and/or development activities (including regulatory and manufacturing activities) for the Drug and the Product in the Field in the Development Territory, but only until completion of the Initial Development, or thereafter in the Territory; and

         (ii) all matters relating to any commercialization activities for the Product in the Field in the Territory, except in the event that Xenova has exercised its rights (if any) under Section 5.3(d)).

         When QLT wishes to exercise the tie-breaking or casting vote in respect of the matters set out in clauses (i) and (ii), QLT shall first refer the matter to the Chief Executive Officers of each party for resolution. Failing resolution, QLT's tie-breaking or casting vote shall be exercised by the Chief Executive Officer of QLT (or another Executive Officer of QLT as his or her designee), irrespective of whether that Executive Officer is a regular member of the Development Committee. With respect to any other matters for which the Development Committee has a tie vote, such deadlock shall be referred for resolution in accordance with Sections 17.2 or 17.3, as applicable.

         While the general mandate of the Development Committee to promote, review, receive and consider matters shall continue for the Term of this Agreement, its powers shall be limited as follows:


         (iii)    [*];

         (A)      (iv)              [*].

(g) Sub-Committees. The Development Committee may, from time to time in its discretion, form sub-committees (standing or ad hoc) to consider and/or to provide guidance and oversight on specific development matters (for example, the Development Committee will set up a European development sub-committee to consider the European aspects of the Program).

                   ARTICLE 3 - CMC, MANUFACTURING AND SUPPLY

3.1      OVERVIEW

In connection with the rights and licenses granted by Xenova to QLT under this Agreement, Xenova will transfer or otherwise make available to QLT the Drug, the Product and all Information as are and to the extent necessary or useful for QLT to carry out its activities as contemplated by this Article 3.

3.2      DEVELOPMENT SUPPLY

Subject to and in accordance with the provisions of this Agreement (including
Section 8.4), Xenova hereby grants to QLT the exclusive right and QLT shall have the responsibility to manufacture and supply, at QLT's cost, the Drug and the Product (with the right to sub-contract the manufacture and supply to QLT of Drug and Product) for development of the Drug and the Product in the Field in the Development Territory, on the terms and conditions set out in this Agreement. For greater certainty, the parties agree that QLT may manufacture or have manufactured the Drug and the Product at any location, world-wide, provided that all such quantities of the Drug and the Product shall be used solely for development activities in the Field in the Territory and for Initial Development activities in the Field in Europe. In connection with the foregoing grant of rights, the parties acknowledge and agree as follows:

(a) Drug. Xenova has transferred or will complete the transfer, as the case may be, to QLT of approximately [*] of the Drug in its possession or control, including quantities of the Drug ordered from [*] but not released as of the Effective Date. Xenova will supply such quantities of the Drug to QLT at no charge to QLT.

(b) Product. Xenova has transferred or will complete the transfer, as the case may be, to QLT of at least [*] of the Product in its possession or control, including quantities of the Product ordered from [*] but not released as of the Effective Date, and any other ampoules of the Product not required for Xenova's activities under the Program or for any Xenova Independent Program. Xenova will supply such quantities of the Product to QLT at no charge to QLT.

3.3      COMMERCIAL SUPPLY IN THE TERRITORY

(a) Subject to and in accordance with the provisions of this Agreement, including Section 8.4 and Xenova's rights under Section 5.3(d), Xenova hereby grants to QLT the exclusive right and QLT shall have the responsibility to manufacture and supply the Drug and/or the Product (with the right to sub-contract the manufacture and supply to QLT of the Drug and the Product) for commercialization and sale of the Drug and/or Product in the Field in the Territory, on the terms and conditions set out in this Agreement.

(b) Subject to the terms and conditions in this Agreement, Xenova agrees that it will not, and will not grant to any Person any rights to conduct any activity that is and remains exclusively licensed to QLT under this Agreement.

3.4      XENOVA RETAINS ALL OTHER MANUFACTURING RIGHTS

Except as granted to QLT under this Article 3, Xenova will retain all rights to manufacture and supply the Drug and/or the Product. For greater certainty, the parties agree that Xenova may manufacture or have manufactured the Drug and/or the Product at any location, world-wide, provided that all such quantities of the Drug and the Product shall be used solely for commercialization and sale by Xenova, its affiliates and its licensee(s):

(a)      in the Field outside the Territory; or

(b)      outside the Field, anywhere, world-wide.

3.5      TRANSFER OF TECHNOLOGY

In order to ensure a smooth and efficient transfer from Xenova to QLT of responsibility for the manufacture and supply of the Drug and the Product for Initial Development, for further development under the Program in the Field in the Development Territory and commercial sale of the Drug and the Product in the Field in the Territory, the parties acknowledge and agree as follows:

(a) Safety. Xenova has provided to QLT copies of the Material Safety Data Sheets for the Drug and the Product and has provided QLT with all other relevant information available and known to Xenova concerning the safety, handling, use, disposal and environmental effects of the Drug and the Product or as may be necessary or useful to conduct the Program.

(b) Manufacturing Information. Xenova will provide to QLT all Information relating to the manufacture, testing and supply of the Drug and the Product reasonably necessary or useful for QLT to assume conduct of the manufacturing activities contemplated by this Article 3, including, without limitation, copies of:

         (i) all specifications and formulations for the Drug and the Product in addition to the Drug Specification;

         (ii) all manufacturing instructions, protocols and procedures for the manufacture and processing of the Drug and the Product, including any test data, development reports and master batch records,

         (iii) all test data, analytical reports, protocols and procedures for raw material testing, in-process testing, release testing and any other analytical testing required for the manufacture and processing of the Drug and the Product, and

         (iv) all validation reports (if any) in support of the qualification and validation of facilities to GMPs for the manufacture and processing of the Drug and the Product, including reports relating to installation qualification, operational qualification, process validation, sterilization validation and cleaning validation.

(c) Samples. Xenova shall provide to QLT manufacturing batch samples of the Drug and the Product provided to it by its manufacturing contractors (if available) and samples of all reference standards reasonably necessary for QLT to assume conduct of the manufacturing activities contemplated by this Article 3.

3.6      MANUFACTURING QUALITY

(a) Except for the development activities to be conducted under the Program, the sharing of Program Information under this Agreement, and the provision of the development supply of the Drug and/or Product by Xenova to QLT in accordance with Section 3.2, QLT and Xenova will each be responsible for the qualification and validation of their respective Drug and/or Product manufacturers' facilities to GMPs for the manufacture and processing of the Drug and/or the Product.

(b) Each party shall use commercially reasonable efforts to ensure that any Person with whom it contracts for the manufacture and processing of the Drug and/or the Product for clinical or commercial use shall undertake to comply with the following requirements:

         (i) all manufacturing and processing activities shall be conducted in a competent fashion and in accordance with GMPs, any quality system agreement executed by the parties, the applicable specification and the applicable validation protocol or master batch record, as the case may be;

         (ii) all manufacturing facilities, equipment, utilities and systems used for the manufacture and processing of the Drug and/or the Product shall comply with GMPs or GLPs, as applicable, including installation qualification and operational qualification requirements, requirements for environmental monitoring in manufacturing areas and requirements relating to the conveyance of bulk materials within such facilities;

         (iii) all analytical work shall be performed in a manner and in a laboratory which complies with GMPs and all related testing procedures and equipment shall be validated prior to use;

         (iv) all personnel furnished to perform the work shall be qualified to perform the tasks and functions which they are assigned;

         (v) all Drug and/or Product manufactured or processed shall satisfy the applicable specification as at the date of delivery;

         (vi) all Finished Product manufactured or processed, and any other batch of the Product designated in advance as a batch to be used as clinical or commercial supplies, shall be merchantable, free from defects and shall not be adulterated or misbranded within the meaning of the Act, or any equivalent legislation in any jurisdiction in which the Finished Product is to be marketed and sold;

         (vii) all Drug and/or Product manufactured or processed shall be delivered free and clear of any security interests, liens, claims, pledges or encumbrances of any kind or nature;

         (viii) all transportation and storage of raw materials, Drug and Product shall be performed in compliance with GMPs and in accordance with the applicable specification, any applicable quality system agreement and applicable shipping instructions;

         (ix) all manufacturing and processing activities, including waste disposal, shall be performed in accordance with applicable United States of America and other foreign federal, state, provincial and local laws, regulations and bylaws, including, without limitation, all environmental laws;

         (x) all applicable licenses, permits, certificates, authorizations or approvals from all applicable United States of America and other foreign federal, state, provincial, local and other authorities necessary to conduct its business and manufacture, package, label, ship, export, import and deliver the Drug and/or the Product shall have been obtained and shall be maintained in full force and effect;

         (xi) appropriate records and reports shall be recorded and maintained and shall be accurate and complete in all material respects; and

         (xii) no Intellectual Property of any Third Party shall be used in the manufacture and processing of the Drug and/or the Product, except with prior written consent of such Third Party.

3.7      MANUFACTURING CO-OPERATION

(a) QLT and Xenova acknowledge and agree that, notwithstanding their respective rights and responsibilities under this Agreement, they desire to minimize unnecessary costs and time delays in their respective development and commercialization activities world-wide, particularly manufacturing and supply aspects including the qualification and validation of facilities for the manufacture and processing of the Drug and the Product.

(b)      In connection with the foregoing, the parties agree that [*]:

         (i) the manufacturing facility and its equipment, utilities and systems used for the manufacture and processing of the Drug and/or the Product shall comply with GMPs or GLPs, as applicable, including installation qualification and operational qualification requirements, requirements for environmental monitoring in manufacturing areas and requirements relating to the conveyance of bulk materials within such facilities, for the jurisdictions where the Drug and/or Product is to be marketed and sold;

         (ii) the manufacturing facility has obtained and maintains in full force and effect all applicable licenses, permits, certificates, authorizations or approvals from all applicable United States of America and other foreign federal, state, provincial, local and other authorities necessary to conduct its business and manufacture, package, label, ship, export, import and deliver the Drug and/or the Product;

         (iii) the manufacturing facility has the capability to manufacture and process the Drug and/or the Product in a competent fashion and in accordance with GMPs, any quality system agreement executed by the parties, the applicable specification and the applicable validation protocol or master batch record, as the case may be;

         (iv) the manufacturing facility has the production capacity to manufacture and process the Drug and/or the Product in accordance with the appointing party's projected forecasts for the supply of the Drug and/or the Product; and

         (v) the manufacturing facility has the capability to manufacture and process the Drug and/or the Product at a similar or better quality or upon similar or better commercial terms than an alternate site identified by the appointing party.

(c) [*]Xenova shall provide an introduction for QLT to [*] so that QLT may establish its own working relationship and enter into appropriate agreements with [*] for the development, manufacture and supply of the Drug and/or the Product for QLT for development of the Drug and/or the Product in the Field in the Development Territory and for QLT for commercialization of the Drug and/or the Product in the Field in the Territory.

(d) Xenova and QLT agree that they will use commercially reasonable efforts to ensure that the manufacturing processes, in-process analytical methods, release analytical methods and specifications used in the manufacture and processing of the Drug and the Product by or for QLT and those used in the manufacture and processing of the Drug and the Product by or for Xenova are as similar as possible.

(e) Xenova and QLT agree to co-operate fully to ensure that all inspections and audits by regulatory authorities of each party's manufacturing facilities used in the manufacture and processing of the Drug and/or the Product are conducted as required and that appropriate support is provided by the parties for investigations and implementations of Recalls.

(f) In the event that [*] relating to the subject matter of this Agreement, and in the event that QLT's (or QLT [*]) [*] is in material breach of its Manufacture and Supply Requirements, Xenova may deliver written notice to QLT (or QLT's [*]) of a curable material breach of the Manufacturing and Supply Requirements by QLT's (or QLT's [*]) [*], in which case QLT or QLT's [*] shall have a period of 6 months to ensure that the [*]:

         (i)      cures the material breach within the 6 month period; or

         (ii) if the breach is not capable of cure within the 6 month cure period, to diligently commence pursuing a cure within one month following such notice and continue to diligently pursue the cure to completion within a reasonable period, to [*]. If the [*] fails to cure the material breach with the 6 month cure period or such longer reasonable period, or if the material breach of the Manufacturing and Supply Requirements by QLT's (or QLT's [*])[*] is one that, by its nature, is incurable, Xenova may, in its sole discretion:

         [*]


* material has been omitted and filed separately with the Commission

         If the parties are in dispute over whether Xenova is entitled to exercise either of the rights stated in Sections 3.73.7(f)(i)or 3.73.7(f)(i), either party may refer the dispute to expedited arbitration under Section 17.2.

3.8      EQUIVALENCY OF FINISHED PRODUCT

(a) QLT and Xenova will use commercially reasonable efforts to ensure that the Finished Product manufactured and used for:

         (i) Initial Development in the Development Territory (by QLT and/or its Third Party contractors);

         (i) commercial supply in Europe (by Xenova and/or its Third Party contractors); and

         (ii) commercial supply in the Territory (by QLT and/or its Third Party contractors),

         is manufactured using the same method and meets the same Drug Specifications, provided that neither party will be required to utilize more than commercially reasonable efforts to effect a change in the Drug Specifications once implemented by that party or that would require the destruction or non-use of Finished Product that has already been manufactured.

3.9      RECIPROCAL RIGHT OF INSPECTION

Each of Xenova and QLT shall have the right, on reasonable written notice to the other, to conduct periodic inspections of the other party's records and manufacturing facilities, as follows:

(a) Manufacturing Facilities. Each party may, no more than once per calendar year (unless there exist ongoing manufacturing problems, sterility failures, recalls or other similar events, in which case such inspections may take place on a more frequent basis), itself, or through its representatives, audit and inspect that portion of the manufacturing facilities used by or for the other party in the manufacture and processing of the Drug and the Product, including, to the extent possible with the other party's assistance, the manufacturing facilities of the other party's Third Party manufacturers of the Drug and/or the Product.

(b) Records. Each party may itself, or through its representatives, audit, review and make such copies of records and documents relating to the manufacture and processing of the Drug and the Product as reasonably necessary for the purpose of assessing the other party's compliance with GMPs and its contractual obligations regarding the manufacture and processing of the Drug and the Product, including, to the extent possible with the other party's assistance, any records and documents maintained at the offices and manufacturing facilities of the other party's Third Party manufacturers of the Drug and/or the Product or their representatives.

Any audit, inspection or review under this section shall be conducted during regular business hours at a time and date mutually agreeable between the parties. Each party shall provide the other party with reasonable co-operation in carrying out any inspections or audits conducted pursuant to this Section 3.9.

3.10     IMPLEMENTATION OF RECALLS

(a) If either party has grounds to implement a Recall, the party recommending such Recall shall immediately notify the other party in writing of such grounds and identify those batches of Product that may be affected.

(b) QLT and its designees shall have the sole responsibility to implement any Recall of any Drug and/or Product manufactured and processed by or for QLT or any Drug and/or Product sold in the Field in the Territory. Xenova shall provide QLT and its designees with reasonable co-operation and take such other actions in connection therewith as QLT and its designees may reasonably request in implementing any Recall of the Drug and/or the Product by QLT and responding to any Seizure of the Drug and/or the Product in the Field in the Territory.

(c) Xenova and its designees shall have the sole responsibility to implement any Recall of any Drug and/or Product manufactured and processed by or for Xenova or any Drug and/or Product sold in the Field outside the Territory or outside the Field world-wide. QLT shall provide Xenova and its designees with reasonable co-operation and take such other actions in connection therewith as Xenova and its designees may reasonably request in implementing any Recall of the Drug and/or the Product by Xenova and responding to any Seizure of the Drug and/or the Product in the Field outside the Territory or outside the Field worldwide.

3.11     MUTUAL LIABILITY FOR RECALL

In the event of a Recall, Seizure or other similar governmental action with respect to the Drug and/or the Product arising from breach of this Agreement by either party, the breaching party shall reimburse or credit the non-breaching party, at the option of the non-breaching party, for reasonable out of pocket expenses expended by the non-breaching party and its designees as a result of the Recall or Seizure, except as otherwise specifically set out in this Agreement.

3.12     MANUFACTURE AND SUPPLY AGREEMENT REQUIREMENTS

Each of Xenova and QLT shall include, in agreements with Third Parties for the manufacture and processing of the Drug and/or the Product, terms and conditions that:


[*](collectively, the "MANUFACTURING AND SUPPLY REQUIREMENTS").

                ARTICLE 4 - CLINICAL AND REGULATORY DEVELOPMENT

4.1      GRANT OF RIGHTS

Except for Drug and Product provided by Xenova to QLT under Section 3.2, Xenova hereby grants to QLT the exclusive right and QLT shall have the responsibility to conduct (without the right to sub-license but with the right to sub-contract) at QLT's cost, all clinical studies and other development activities for the Drug and/or the Product in the Field in the Territory and (for as long as QLT is responsible for Initial Development) in Europe, on and subject to the terms and conditions set out in this Agreement (including Sections 5.2 and 8.4).

From time to time during the period in which QLT is responsible for Initial Development, Xenova may request that [*]. Xenova may proceed with such studies and/or activities if the same have been expressly approved in advance as evidenced by a written resolution of the Development Committee.

4.2      INITIAL DEVELOPMENT IN THE DEVELOPMENT TERRITORY

(a) QLT will be responsible for conducting, at its cost, clinical and other studies for the development of the Drug and/or the Product in the Field in the Development Territory. In particular, QLT will work diligently and utilize sound and reasonable scientific, business and medical practice and judgement to:

         (i) conduct the Program in accordance with the development plan set out in EXHIBIT 1.1(CCC);

         (ii) file with the FDA an NDA for the Product in the Field in the United States of America in a timely manner; and

         (iii) deliver to Xenova the Registration Package for use by Xenova in support of its registration of the Product in Europe;

         (collectively, the "INITIAL DEVELOPMENT").

(b) The Initial Development shall be considered completed upon the earlier to occur of:

         (i) QLT spending an amount equal to the Spending Cap on the Initial Development and declining to spend any further amounts thereon; or

         (ii)     the later of:

                  (A) delivery by QLT to Xenova of the Registration Package as set out above; or

                  (B) receipt by QLT of the first NDA approval for the Product in the Field;

         whereupon:

         (iii) Europe will be excluded from the geographic scope of the Development Territory and QLT's rights and obligations with respect to Initial Development in Europe only shall cease;

                  Notwithstanding the foregoing, QLT shall have the right to continue to conduct all clinical studies and other development activities for the Drug and/or Product in the Field in Europe which have been approved by the Development Committee; and

         (iv) QLT will have no further obligations to Xenova with respect to development of the Product in the Field in Europe, except for the assistance provisions set out in Section 4.7 and elsewhere in this Agreement.

4.3      QLT'S CONTRIBUTIONS

Xenova acknowledges and agrees that in no event will QLT, in performing its obligations under this Agreement, be obligated to expend in excess of [*] (the "SPENDING CAP") on the Initial Development. In the event that QLT, in conducting the Initial Development, expends or anticipates expending an amount that exceeds the Spending Cap, the parties will reasonably discuss in good faith, having regard to the contributions of each party, some form of cut-back in the Program in order to maintain Initial Development costs within the Spending Cap, which may include resource re-allocation, alterations in the development exclusivity provisions for Europe, cost sharing or other arrangements for the continuation of the Program. This provision will not be subject to (expedited or traditional) arbitration in the event that the parties do not in good faith come to any resolution hereunder and, in such case, Section 4.2(b) will apply.

4.4      PRIOR PROGRAM COMMITMENTS

Xenova shall be responsible for and shall satisfy all obligations, liabilities and commitments pertaining to the development of the Drug and/or Product accruing prior to the Effective Date. In addition, Xenova shall be responsible, at its own cost, to complete the following contractually-committed activities which are ongoing as of the Effective Date:

(a) complete the ongoing clinical studies and non-clinical studies (including completion of the study reports therefor) set out in EXHIBIT 1.1(HHH) except the Phase IIb study being conducted at MD Anderson Medical Centre; and

(b)      [*]

The parties acknowledge that they have discussed ongoing responsibility for ongoing stability and analytical studies for the Drug and/or the Product at [*], and have determined that [*].

4.5      DEVELOPMENT PROGRESS REPORTS

Notwithstanding any reports prepared by the Development Committee during the Term, each party will deliver to the other party annual progress reports regarding such party's research and development activities relating to the Drug and/or the Product, which shall include:

(a) a summary of such party's research and development activities during the preceding calendar year and its anticipated activities in the forthcoming calendar year; and

(b) in the case of the report to be delivered by QLT to Xenova only, until completion of the Initial Development pursuant to Section 4.2(b), a summary of such party's proposed budgets for such research and development activities, as they become available.


* material has been omitted and filed separately with the Commission

In the case of the summary to be provided by Xenova to QLT under clause (a), subject to Section 7.5, Xenova may limit its disclosure where such disclosure is [*].

4.6      REGULATORY RESPONSIBILITY IN THE TERRITORY

(a) Grant of Rights. Xenova hereby grants to QLT, for the Term, the exclusive right (to the exclusion of Xenova and all other Persons) and QLT shall have the responsibility, at QLT's cost, to conduct (whether itself or through one or more sub-contractors) all regulatory activities for the development and commercialization in the Field in the Territory of the Drug and/or the Product, including the submission of applications for Regulatory Approvals for the development and commercialization of the Drug and/or the Product in the Field in the Territory, the qualification and validation of facilities for the manufacture and processing of the Drug and/or the Product for commercialization and sale in the Field in the Territory, and all communication with the FDA and other regulatory authorities regarding such applications and other regulatory filings for the development, commercialization and sale of the Drug and/or the Product in the Field in the Territory, on and subject to the terms and conditions set out in this Agreement (including Sections 3.4 and 8.4).

(b) Transfer. Xenova will, at its cost, work to provide the following as soon as practicable:

         (i) the assignment and transfer to QLT of all regulatory applications, filings and correspondence for the Drug and/or the Product in the Field in the Territory, including any IND in the United States of America; and

         (ii) access to QLT to all regulatory applications, filings and correspondence for the Drug and/or the Product outside the Field in the Territory, including any IND in the United States of America.

         QLT will co-operate with Xenova in such matters, as reasonably required, at QLT's expense.

(c) Quality Module Section. QLT will prepare, in consultation with Xenova, Module 3 of the ICH M4 Common Technical Document of an NDA filing in support of Regulatory Approvals for the Drug and/or the Product in the Field in the Territory and the qualification and validation of facilities to GMPs for the manufacture and processing of the Drug and/or the Product.

         QLT will retain ownership of all regulatory applications and filings for the Drug and/or the Product in the Field in the Territory after completion of development of the Product in the Field in the Territory.

(d) Xenova Observer Role. During the Term, Xenova shall have the right to participate, at Xenova's cost, as an observer:

         (i) in any material meetings to be held between QLT (or its Affiliate or sub-licensee) and the FDA or any other regulatory authorities in the Territory relating to any Regulatory Approvals for the Drug and/or the Product in the Field,

         (ii) in any regulatory inspections at manufacturing, clinical and testing sites for the Drug and/or the Product;

         to the extent that QLT is not restricted from providing such access by the applicable regulatory authorities or by the terms of any licence granted by QLT in respect of the Territory.

(e) Correspondence. Each party will promptly (and in any event within [*]) provide the other party with copies of all material correspondence from or to the FDA and any other regulatory authorities in the Territory concerning the Drug and/or the Product.

4.7      REGULATORY RESPONSIBILITY IN EUROPE

(a) Responsibility. Xenova shall retain, at Xenova's cost, the exclusive right and responsibility to conduct (whether itself or through one or more sub-contractors, licensees or other Third Parties) all regulatory activities for the development and commercialization of the Drug and the Product in the Field in Europe, including the submission of applications for Regulatory Approvals for the

         Drug and the Product in the Field in Europe, the qualification and validation of facilities for the manufacture and processing of the Drug and/or the Product and all communication with the EMEA and other regulatory authorities regarding such applications and other regulatory filings, on the terms and conditions set out in this Agreement.

(b)      QLT Assistance. Notwithstanding Xenova's responsibilities set out in
         Section 4.7(a), QLT agrees that it will, during the Term:

         (i) cooperate with and assist Xenova or its licensee by reviewing the regulatory filings prepared by Xenova or its licensee for the Drug and/or the Product in the Field in Europe, at QLT's cost (provided that these costs are not unreasonable);

         (ii) at the request of Xenova, and on reasonable notice, participate with Xenova in any meetings with the EMEA or other European regulatory authorities relating to any Regulatory Approvals for the Drug and/or the Product in the Field, at Xenova's cost; and

         (iii) provide to Xenova any letters of authorization required to facilitate Xenova's or its licensee's use of or access to any clinical study data and other data generated by or on behalf of QLT for the Drug and/or the Product in the Field for use in supporting any applications for Regulatory Approvals for the Drug and/or the Product in the Field in Europe.

(c) Access to European Filings. In order for QLT to conduct the Initial Development in Europe pursuant to Section 4.2, Xenova hereby grants to QLT such access to Xenova's regulatory applications and filings in the Field in Europe for the Drug and the Product, including the equivalent of the United States of America IND, as may be reasonable and necessary or useful for QLT to conduct the Initial Development as contemplated by
         Section 4.2.

(d) QLT Observer Role. In the event that Xenova does not request QLT's participation under Section 4.7(b)(ii), QLT shall have the right to participate, at QLT's cost, as an observer:

         (i) in any material meetings to be held between Xenova and the EMEA or any other regulatory authorities in Europe relating to any Regulatory Approvals for the Drug and/or the Product in the Field,

         (ii) in any regulatory inspections at manufacturing, clinical and testing sites for the Drug and/or the Product in Europe;

         to the extent that Xenova is not restricted from providing such access by the applicable regulatory authorities in Europe or by the terms of any licence granted by Xenova in Europe.

(e) Correspondence. Each party will promptly provide the other party with copies of all material correspondence from or to the EMEA or any other regulatory authorities in Europe concerning the Drug and/or the Product. The Parties do not anticipate that it will be necessary for QLT to be in direct contact with the EMEA in relation to the Drug and/or Product under applicable laws and regulations or in response to any request of the EMEA and QLT shall not do so without Xenova's prior written consent, such consent not to be unreasonably withheld or delayed.

4.7A     XENOVA AND QLT REVIEW OF REGULATORY FILINGS

Each Party ("PROVIDER") will promptly provide to the other Party ("RECEIVER") copies of each draft and final copies of any of the following documents that it may intend to file for the Drug and/or Product in the Development Territory.

(i)      [*]

(ii)     [*]

The Receiver shall provide its comments to the Provider within [*] after receipt of any drafts thereof, unless the Provider agrees to extend that time thereof.

QLT and Xenova acknowledge that the [*] shall be used in support of Regulatory Approvals for the Drug and/or Product in the Field in both Europe and the Territory and QLT will consider incorporating the


* material has been omitted and filed separately with the Commission comments of Xenova in that document where they are determined by QLT to be appropriate and reasonable. However, QLT shall have no obligation to incorporate Xenova's comments. In addition, Xenova shall have no obligation to incorporate QLT's comments in any additional documents submitted by Xenova or its licensees in support of Regulatory Approvals for the Drug and/or Product in the Field in Europe.

4.8      ADVERSE EVENT REPORTING

(a) Definitions. For the purposes of this Section 4.8 "ADVERSE EVENT" shall mean any unfavourable and unintended sign (including an abnormal laboratory finding), symptom or disease associated with the administration of a medicinal product whether or not considered related to the Drug and/or Product.

(b) Reporting. During the Term, each party shall, and shall use commercially reasonable efforts to cause its respective licensees and sub-licensees to, promptly notify the other party as soon as practicable (subject to the following provisions of this paragraph (b)) of:

         (i) any information that it obtains or develops regarding the efficacy or safety of the Drug and/or the Product, that is required for, and which shall be made available for, the annual update of the IND or CTX or any periodic post marketing safety reporting which is required to be made to the applicable regulatory authorities with whom the IND, CTX or Marketing Application is filed;

         (ii) any findings associated with the use of the Drug and/or the Product that may suggest significant hazards, significant contraindications, significant side effects or significant precautions pertinent to the safety of the Drug and/or the Product;

         (iii)    any information concerning any Adverse Event.

         Upon receipt of any such findings or information, each party shall provide the other party with reasonable cooperation to help the other party investigate the Adverse Events. The parties agree to exchange Adverse Event reports in a manner and time frame that will allow either party to comply with regulatory reporting requirements, including any requirements of the Act and regulations promulgated thereunder (and, if applicable, the ICH Guidelines), and to pursue an ongoing safety review of the Drug and/or the Product. The parties will agree in writing upon standard operating procedures for the reporting of Adverse Events to regulatory authorities and to each other, which standard operating procedures shall include the [*].

(c) Third Party Reporting. Each party also agrees that if it contracts with a Third Party for research to be performed by such Third Party on the Drug and/or Product, that party agrees to require such Third Party to report to the contracting party the information set forth in clauses
         (b)(i) through (b)(ii) above, and such contracting party shall provide this information to the other party.

(d) Information Confidential. Except as otherwise required by the provisions of this Agreement or as required by law or regulation, each party to hold all information disclosed to it under this Section 4.8 as Confidential Information under Article 7 and neither party may use the information received from the other without the consent of the disclosing party.

4.9      PERSONNEL

In connection with the Program, each of Xenova and QLT will make available appropriate scientific, clinical, regulatory, manufacturing, engineering, executive and other personnel to perform their respective activities under the Program.

4.10     XENOVA CONTRIBUTION

(a)      As its contribution to the cost of the Program, Xenova shall [*].

(b) In the event that this Agreement is terminated due to Xenova's breach under Section 16.3(d) or Xenova's default under Section 16.5 prior to Xenova [*].


* material has been omitted and filed separately with the Commission

                  ARTICLE 5 - COMMERCIALIZATION AND MARKETING

5.1      GRANT OF RIGHTS

Xenova hereby grants to QLT the exclusive right and QLT shall have the responsibility, at QLT's cost, for the commercialization, marketing and sale of the Drug and/or the Product in the Field in the Territory, on and subject to the terms and conditions set out in this Agreement (including Section 8.4).

5.2      COMMERCIALIZATION DILIGENCE

(a) General Statement. QLT shall work diligently and utilize sound and reasonable scientific, business and medical practice and judgement in the commercialization, marketing and sale of the Product to maximize the overall commercial potential of the Product in the Field in the Territory as a whole, subject to Section 5.2(b).

(b) Clarification. For greater certainty, Xenova acknowledges and agrees that QLT will not be obligated under Section 5.2(a) to make application for Regulatory Approvals for the Drug or the Product or seek Commercial Launch of the Product in [*], if doing so would have an adverse effect on the maximization of Net Sales in the Territory as a whole. If the parties disagree whether the making of application(s) for Regulatory Approvals for the Drug or the Product or Commercial Launch of the Product in [*] would have an adverse effect on the maximization of Net Sales in the Territory as a whole, either party may refer the dispute to expedited arbitration under Section 17.2. If, under Section 17.2, an arbitrator determines that the making of application(s) or Regulatory Approvals for the Drug or the Product or Commercial Launch of the Product in [*] would not adversely affect the maximization of Net Sales in the Territory as a whole, QLT shall:

         (i) promptly make application for Regulatory Approvals for the Drug and the Product in such countr(ies), if not already pending; and

         (ii) achieve Commercial Launch of the Product in such countr(ies) within [*].

         If QLT fails to achieve Commercial Launch of the Product in [*]within the [*] period set out in Section 5.2(b)(ii), Xenova may, within [*] period, by written notice delivered to QLT immediately delete the countr(ies) from the Territory and this Agreement shall be deemed to be amended accordingly. QLT's rights and obligations in respect of any countr(ies) deleted from the Territory shall be governed by Section 16.7, except that no royalty shall be payable under Section 16.7(f) .

(c) Review of Commercialization Activities. If, at any time during the Term, Xenova reasonably believes that QLT has without legitimate reason failed to discharge its obligations under Section 5.2(a), Xenova may refer the following questions to expedited arbitration under Section 17.2:

         (i)      whether QLT has discharged its obligations under Section
                  5.2(a); and

         (ii) if QLT has not discharged its obligations under Section 5.2(a), what specific action would be required to achieve compliance with its obligations under Section 5.2(a) ("SPECIFIC ACTION").

         If, under Section 17.2, an arbitrator determines that that QLT has failed to discharge its obligations under Section 5.2(a) and provides QLT with Specific Action, QLT shall have a cure period of [*] following the arbitral decision during which to take the Specific Action. If QLT fails to take the Specific Action within the [*] cure period, Xenova may, by written notice delivered to QLT within [*] following the expiration of the [*] cure period, immediately terminate this Agreement. Termination by Xenova under this Section 5.2(c) shall be deemed to be termination by Xenova for material breach by QLT under
         Section 16.4, provided that QLT shall not have any further opportunity to cure or commence the cure of such breach as described in that
         Section 16.4 and no royalty shall be payable under Section 16.7(f).

5.3      MARKETING DILIGENCE

(a) Marketing Plans. Without limiting the generality of Section 5.2, QLT shall provide to Xenova at least annually an updated Marketing Plan on or before [*] of each year during the Term,


* material has been omitted and filed separately with the Commission commencing in the year [*]. QLT may, in its sole discretion, from time to time and at any time update and amend the then current Marketing Plan (including amendments to the Marketing Plan made by separate memoranda or reports identifying changes made by QLT to the Marketing
         Plan) using sound and reasonable scientific, business, medical and marketing practice and judgement, taking into account the commercial prospects for the sale of the Finished Product in those countries where QLT has achieved or is intending to achieve Commercial Launch. Xenova may provide written comments to QLT regarding the Marketing Plan, provided that any such comments or lack thereof, or the receipt of the Marketing Plan, shall not be taken as Xenova's acquiescence as to the sufficiency of the activities set out therein or as a waiver of QLT's obligations under Section 5.2 nor will QLT be under any obligation to incorporate such comments.

(b) Definition of Marketing Default. For the purposes of this Section 5.3, a "MARKETING DEFAULT" by QLT in the marketing of the Product in the Field in the Territory shall mean:

         (i) [*], provided that there has not been a significant change in oncology marketing practices in the pharmaceutical industry in the Territory, the failure of QLT or its permitted sub-licensees to promptly commence and actively pursue:

                  (A) [*] promptly after the receipt of the [*] data from the [*];

                  (B)      [*] promptly after the first [*];

                  (C)      [*] promptly after the [*]; and

         (ii) [*], provided that there has not been a significant change in oncology marketing practices in the pharmaceutical industry in the Territory, the occurrence of any of the following events:

                  (A) the failure of QLT or its permitted sub-licensees to [*] following the receipt of the [*];

                  (B)      the failure of QLT to [*];

                  (C) the failure of QLT to [*] provided for in the [*], within the [*] set out therefor in the[*] ; or

                  (D)      subject to the outcome of expedited arbitration under
                           Section 5.3(c), if any, Xenova otherwise reasonably considers that QLT has not worked diligently and utilized sound and reasonable scientific, business and medical practice and judgement in its marketing of the Finished Product in the Field as appropriate in the Territory.

(c) Marketing Default Notice. If, at any time during the Term, Xenova reasonably considers that QLT has without legitimate reason committed a Marketing Default, Xenova may provide written notice thereof to QLT stating that it wishes to exercise the co-promotion and manufacturing rights set out in Section 5.3(d) (the "MARKETING DEFAULT NOTICE"). If there is any disagreement between the parties as to whether QLT has committed a Marketing Default, either party may refer the question to expedited arbitration under Section 17.2. Subject to the outcome of expedited arbitration hereunder, if any, Xenova may assume the co-promotion and manufacturing rights more specifically set out in
         Section 5.3(d).

(d) Consequences of Marketing Default. In the event that QLT has committed an uncured Marketing Default, subject to confirmation by expedited arbitration, if any, Xenova shall have the right, either alone or through any licensees or sub-contractors, to:

         (i) co-promote and sell, [*], the Product in the Field in the Territory with QLT; and

         (ii) manufacture and supply the Drug and the Product for sale of the Product in the Field in the Territory;

         provided that the parties agree that if Xenova exercises its rights hereunder, they will reasonably negotiate revised financial terms under this Agreement, including, without limitation, the assignment of duties and the allocation of costs for Xenova's co-promotion and manufacturing


* material has been omitted and filed separately with the Commission activities, revisions to the amount of royalties payable by QLT and the allocation of costs and revenues. If the parties are not able to reach agreement on the revised financial terms within 45 days after the later of the delivery of the Marketing Default Notice by Xenova to QLT and the confirmation by expedited arbitration of the occurrence of a Marketing Default by QLT, if any, the matter shall immediately be submitted to expedited arbitration under Section 17.2.

(e) Sole Remedy. Xenova's sole remedy for any Marketing Default by QLT in respect of which Xenova has served a Marketing Default Notice on QLT, shall be limited to the exercise of the co-promotion and manufacturing rights set out in Section 5.3(d).

5.4      ARBITRATION RIGHTS ALTERNATIVE NOT CUMULATIVE

Notwithstanding Section 17.17, the parties acknowledge and agree that the right to refer a claim to arbitration under Sections 5.2 and 5.3 shall be alternative and not cumulative with respect to the same or substantially the same set of facts or circumstances, but not any subsequent occurrence of such facts and circumstances.

5.5      COMMERCIALIZATION BY XENOVA

(a) General. Xenova shall work diligently and utilize sound and reasonable scientific, business and medical practice and judgement in:

         (i) the commercialization of the Product in the Field as appropriate outside the Territory; and

         (ii) the commercialization of the ODD Product in the ODD Field as appropriate in the Territory.

(b) Sub-License Revenues. Xenova agrees that in establishing any relationships for the marketing and distribution of the Product in the Field in any country outside the Territory or the marketing and distribution of the ODD Product in the ODD Field world-wide, whether alone or through any licensees or sub-contractors, it will not use unusual efforts in structuring such marketing and distribution relationships in ways that are uncommon to the pharmaceutical industry and that would have the effect of reducing Xenova's Net Proceeds or reducing or avoiding post-commercialization payments due and payable to QLT under this Agreement.

     ARTICLE 6 - ACTIVITIES, NON-COMPETITION, GLOBAL FRANCHISE AND FURTHER
                                 OPPORTUNITIES

6.1      XENOVA ACTIVITIES

The parties acknowledge that, subject to the provisions and restrictions set out in this Article 6, contemporaneously with the Program Xenova may enter into agreements with Third Parties in respect of any Xenova Independent Program and may be conducting activities (provided that Xenova complies with its obligations under this Agreement applicable to such activities) relating to:

(a) development and/or commercialization of the Drug outside the Field, anywhere, world-wide;

(b) development of the Drug inside the Field and outside the Development Territory; or

(c) commercialization of the Drug inside the Field and outside the Territory.

6.2      XENOVA ACTIVITIES IN THE [*] IN THE TERRITORY

Xenova will not, and will ensure that its Affiliates do not, whether directly or indirectly, undertake any development or commercialization activities with respect to the Drug in the [*] in the Territory, except as permitted under this Agreement; provided that the restriction set out in this Section 6.2 shall not apply to development and commercialization activities undertaken by Xenova or its Affiliates with respect to the [*].


* material has been omitted and filed separately with the Commission

6.3      NO OTHER XENOVA ACTIVITIES DURING THE [*]

For the purpose of protecting the development of the Drug and/or the Product in the Field in the Development Territory, Xenova agrees that for a period of [*]after the Effective Date, Xenova will not, and will ensure that its Affiliates and licensees do not, without the prior written consent of QLT, such consent not to be unreasonably withheld or delayed, either alone or in partnership or in conjunction with any Person, whether as principal, agent, employee, director, officer or shareholder or in any capacity or manner, whether directly or indirectly, participate in any [*]development activities [*] with respect to:

(a)      the Drug and/or the Product for use in the [*] outside the [*]; and/or

(b) the Drug and/or the Product for use outside the [*], provided that the restrictions set out in this Section 6.3(b) shall not apply to development activities in the ODD Field, anywhere, world-wide, or any ODD activities outside the Field.

6.4      RECIPROCAL NON-COMPETE

During the Term, each of QLT and Xenova will not, and will ensure that their respective Affiliates do not, either alone or in partnership or in conjunction with any Person, whether as principal, agent, employee, director, officer or shareholder or in any capacity or manner whatsoever, whether directly or indirectly, participate in any material development or commercialization activities in the Territory with respect to any [*]for use in oncology, other than the Drug or the Product.

6.5      GLOBAL FRANCHISE

The parties acknowledge that in the development and commercialization of the Product in the Field in their respective territories, the parties will endeavour to maximize the overall global potential of the Product in the Field and will endeavour to ensure that any licenses, sub-licenses or other contracts with any Person entered into by the parties with respect to the Drug and/or the Product in the Field will also have this same goal of maximization of the overall global franchise for the Product in the Field.

6.6      NOTICE AND DISCUSSION OF OTHER OPPORTUNITIES

If Xenova intends at any time after the Effective Date to develop the Drug and/or the Product outside the Field, either alone or in partnership or in conjunction with any Person, it will give written notice of this intention to QLT and discuss with QLT the possibility of a relationship with QLT for this additional development and use of the Drug or the Product.

6.7      CROSS-OVER USE AND CROSS-PRICING PROTECTION

Except as set out in Section 6.3 and this Section 6.7, and subject to compliance with Section 6.6, Xenova shall be free to pursue development and commercialization opportunities for the Drug and/or the Product outside the Field, either alone or in partnership or in conjunction with any Person, and including through licensees or sub-licensees ("XENOVA PARTNER"), it being intended that any such development and commercialization shall not result in or otherwise cause Cross-Over Use or Cross-Pricing Risk. Xenova agrees that it shall be a term of any such agreement with the Xenova Partner that the Xenova Partner will comply with the provisions of this Section 6.7. Where either party in good faith believes that any such development and commercialization opportunity, whether actual or proposed, has resulted in or caused, or could reasonably be expected to result in or cause, Cross-Over Use or Cross-Pricing Risk, the parties agree to enter into discussions aimed at preventing or otherwise mitigating, in a mutually-acceptable manner, the risk of any Cross-Over Use or Cross-Pricing Risk resulting from the development and commercialization opportunity. If the parties disagree as to whether there exists any actual or potential Cross-Over Use or Cross Pricing Risk, or they disagree on the measures required to prevent or otherwise mitigate the risk of Cross-Over Use or Cross-Pricing Risk, then:

(a)      [*]

(b)      [*]


* material has been omitted and filed separately with the Commission

6.8      CONSEQUENCES OF ARBITRATION


If any arbitral decision under Section 6.7(a) includes a determination that the additional development and commercialization opportunity does result in or cause, or could reasonably be expected to result in or cause, Cross-Over Use or Cross-Pricing Risk, as the case may be, Xenova shall not, and shall cause any Person with whom Xenova Partners not to, commence or cease pursuing or not pursue, as the case may be, the additional development and commercialization opportunity that is the subject of the arbitration.

               ARTICLE 7 - CONFIDENTIALITY AND USE OF INFORMATION

7.1 OWNERSHIP OF CONFIDENTIAL INFORMATION

(a) All Confidential Information disclosed by one party to the other shall remain the property of the disclosing party.

(b) In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of the party, the bankrupt or insolvent party shall promptly notify the court, other tribunal or appointee:

         (i) that Confidential Information received from the other party under this Agreement remains the property of the other party; and

         (ii)     of the confidentiality obligations under this Agreement.

         In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Confidential Information and to ensure that the court, other tribunal or appointee maintains the information in confidence in accordance with the terms of this Agreement.

7.2      OBLIGATION OF CONFIDENTIALITY

Except as otherwise agreed in writing by Xenova and QLT, each party will, for the Term and for 10 years after its expiration or termination for any reason, in respect of all Confidential Information of the other party and all Program Information owned by the other party:

(a) maintain such Confidential Information and Program Information in strict confidence and not to disclose any portion of such Confidential Information or Program Information to any Person, without the prior written consent of the disclosing party, other than to its legal counsel, accountants, employees and consultants who are bound by obligations of confidentiality and non-use in connection therewith at least as stringent as those set forth in this Agreement, provided that each party shall remain responsible for the actions, uses and disclosures of its legal counsel, accountants, employees and consultants; and

(b) not use such Confidential Information or Program Information for any purpose other than the development and/or commercialization of the Drug and/or the Product (including performance of the Program) under this Agreement, or as otherwise permitted under this Agreement, without the prior written consent of the disclosing party; and

(c) take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such Confidential Information and Program Information is granted.

Nothing herein shall be construed as preventing either party from disclosing any Confidential Information or Program Information:

(d) Required for Regulatory Filings. to government agencies where such information is required to be included in regulatory filings permitted under the terms of this Agreement;

(e) Under Confidentiality. to its Affiliates or to Third Parties for consulting, development, clinical and analytical testing, manufacturing, marketing, distribution and other purposes for the development and commercialization of the Product under this Agreement, including such activities under the

         Program, provided that such Affiliate or Third Party has undertaken in writing an obligation of confidentiality and non-use with respect to the Confidential Information and Program information similar to that set out in this Agreement;

(f)      Published if Approved. by publication in accordance with Section 7.7;
         or

(g) Required by Law. to the extent required by applicable laws or regulations or as ordered by a court or other regulatory body having competent jurisdiction.

In each of the foregoing cases, the receiving party will use diligent efforts to limit the disclosure and maintain confidentiality to the extent possible and to promptly inform the disclosing party of any intended or actual disclosure in order to allow the disclosing party to seek protective treatment, as the case may be.

7.3      XENOVA USE OF QLT PROGRAM INFORMATION

Subject to Sections 6.7 and 7.6, QLT shall provide to Xenova, from time to time
(i) annually, a general update on QLT's Program Information, whether or not Xenova has requested it, and (ii) detailed Program Information as reasonably requested by Xenova, and Xenova shall have the right to use and cross-reference, whether alone or through any licensees or other Persons, all of QLT's Program Information, including:

(a) QLT's regulatory filings and clinical data (including Phase IV data) for the Drug and the Product; and

(b) any other data which would reasonably be expected to enable Xenova to increase its Net Proceeds from commercialization of the Drug and/or the Product outside the Territory;

for the sole purpose of developing and/or commercializing the Drug and/or the
Product:

(c) inside the Field but outside the Territory (subject to QLT's exclusive development rights in the Development Territory under Article 4, for as long as those rights continue); and/or (d) outside the Field (excluding the ODD Field), anywhere, world-wide.

Xenova shall provide compensation to QLT for the foregoing right to use QLT's Program Information in accordance with Section 10.6.

7.4      QLT USE OF XENOVA PROGRAM INFORMATION

Subject to Section 7.5, except to the extent that Xenova is restricted by any Third Party agreements in respect of any Xenova Independent Program Information, QLT shall have the right to use and to cross-reference, whether alone or through any licensees or subcontractors, all of Xenova's Program Information and Xenova shall provide to QLT, from time to time (i) annually, a general update on Xenova's Program Information, whether or not QLT has requested it, and (ii) detailed Program Information as reasonably requested by QLT from time-to-time, including:

(a) Xenova's regulatory filings and clinical data (including Phase IV data) for the Drug and/or the Product; and

(b)      Available Xenova Independent Program Information;

for the purpose of developing and/or commercializing the Drug and/or the Product in the Field in the Territory.

7.5 THIRD PARTY ACCESS

Each of QLT and Xenova will use reasonable endeavours to ensure that any Person with whom it contracts for the performance of any activities relating to the development or commercialization of the Drug and/or the Product, whether under the Program or under any Xenova Independent Program, will allow QLT or Xenova, as the case may be, to use and share with the Development Committee as contemplated in Section 2.2 and with the other party as contemplated by Sections 4.5, 7.3 and 7.4, all Information generated by such Person during the course of such activities. QLT and Xenova shall use reasonable endeavours to ensure that any written agreement with any such Person shall include provisions allowing such use and sharing of Information.


[*]

7.6      NO USE OF QLT PROGRAM INFORMATION FOR ODD

Notwithstanding any provision of this Agreement, and in recognition of the rights reserved to Xenova for the ODD Field under this Agreement, QLT shall have no obligation to provide to Xenova, nor shall Xenova have any right of access to or right to use or cross-reference, whether alone or through any licensees, any of QLT's Program Information to develop and/or commercialize the Drug and/or the ODD Product in the ODD Field, whether such Program information is received from QLT or any other Person, including:

(a) QLT's regulatory filings and clinical data (including Phase IV data) for the Drug and/or the Product; and

(b) any other data which would enable Xenova to increase its Net Proceeds from commercialization of the Drug and/or the Product outside the Territory.

However, the provisions of this Section 7.6 shall not entitle QLT to withhold from Xenova any QLT Program Information, including QLT's regulatory filings and clinical data (including Phase IV data) for the Drug and/or the Product which, in the absence of this Section 7.6, QLT would be obligated to provide to Xenova under this Agreement and which Xenova requires for the purpose of developing and/or commercializing the Drug and/or the Product in the fields and territories referenced in Section 7.3.

7.7      PUBLICATIONS

(a) Neither party shall publish or provide public disclosure of any Information or Improvements relating to the Drug and/or the Product in the Field except in accordance with this Section 7.7 (except that the issuing of press releases relating to the Drug and/or Product in the Field shall be governed by Section 17.15 and not by this Section 7.7).

(b) A party proposing to publish, present or make oral public disclosure of any Information or Improvements relating to the Drug and/or the Product in the Field (in this Section 7.7, the "PRESENTING PARTY") shall furnish a copy of the proposed manuscript to the other party (in this Section 7.7, the "REVIEWING PARTY") at least [*] prior to submission for publication or presentation or the date of oral public disclosure, as the case may be, except for disclosures required by securities regulatory authorities pursuant to Section 7.2(d). The Reviewing Party shall return materials provided by the Presenting Party pursuant to this Section 7.7 within [*] thereafter. The Parties anticipate that the furnishing of copies and comments under this Section 7.7 may, in practice, be conducted through the Development Committee; however, any decision-making on publications shall be governed by the provisions of this Section 7.7 and not by the provisions of Section 2.2.

(c) The Reviewing Party shall provide to the Presenting Party, without undue delay, its comments on or proposed changes to the proposed manuscript. If the proposed manuscript is not acceptable to the Reviewing Party, the parties shall discuss and agree upon the final wording and/or disposition thereof.

(d) The parties shall use commercially reasonable efforts to cooperate and give due regard to the parties' legitimate interests in the Drug and/or the Product and to ensure that no rights of the Reviewing Party are jeopardized or forfeited by the proposed publication, presentation or oral public disclosure, including, without limitation, obtaining optimal patent protection, coordinating and maintaining the proprietary nature of submissions for Regulatory Approvals, coordinating with other ongoing studies in the same field and protecting the confidentiality of Confidential Information and Program Information.

(e) Without limiting the generality of the foregoing, the Reviewing Party may, by written notice to the Presenting Party, have the right to delay publication, presentation or oral public disclosure of any proposed manuscript for a period of [*] to obtain patent protection or until any patent applications


           * Material has been omitted and filed with the Commission have been filed, whichever shall first occur. Upon expiration of the [*] period, the Presenting Party may submit the manuscript for publication with the wording agreed upon by the parties. The filing of patent applications shall be governed by Sections 13.1 and 13.2.

(f) Nothing in this Section 7.7 shall be construed in any way as prohibiting either party from making truthful disclosures arising from the results of the Program or any other development activities under this Agreement, once compliance with the foregoing procedures is observed. For greater certainty, nothing in this Section 7.7 shall require a Party to utilize greater than commercially reasonable efforts to impose obligations on any Third Party (as between that Party and any Third Party), including any licensee, investigator or manufacturer appointed by such Party, in relation to any publication or public disclosure of any Information or Improvements of the Third Party relating to the Drug and/or Product in the Field.

7.8      ACKNOWLEDGEMENT OF PRIOR DISCLOSURES

The parties hereby acknowledge and agree that, in respect of all Confidential Information relating to the Drug and/or the Product, the provisions of the Confidentiality Agreement are superseded by the provisions of this Article 7 and all "Confidential Information" relating to the Drug and/or Product disclosed under the Confidentiality Agreement, as defined therein, shall be Confidential Information under this Agreement and shall be subject to a continuing obligation of confidentiality as set out in this Article 7. In respect of all other Confidential Information under the Confidentiality Agreement, the Confidentiality Agreement shall continue in full force and effect.

7.9      RETURN OF CONFIDENTIAL INFORMATION

Upon the early termination of this Agreement, unless otherwise required to exercise the grants of license set out in Sections 16.7 and 16.8 or as otherwise agreed between the parties, each party shall:

(a) promptly cease all use of the Confidential Information of the other party and the Program Information of the other party and ensure that its employees cease all use thereof and use reasonable efforts to ensure that its corporate counsel, accountants and consultants cease all use thereof; and

(b)      upon written request of the other party,

         (i) return to the other party all original copies of the Confidential Information of the other party and the Program Information of the other party in its control or possession; and

         (ii) destroy any and all copies or other reproductions or extracts of the Confidential Information of the other party and the Program Information of the other party and all summaries, abstracts, extracts, computer files, memoranda, notes or other documents which contain or were prepared based on such Confidential Information and Program Information of the other party;

subject to the retention of one complete copy for archival and/or regulatory or legal purposes. If a party requests destruction of its Confidential Information, the other party shall document the destruction of the Confidential Information and shall provide a copy of this documentation to the requesting party.

       ARTICLE 8 - INTELLECTUAL PROPERTY; ADDITIONAL TECHNOLOGY; LICENSES

8.1      OWNERSHIP OF INTELLECTUAL PROPERTY

As between QLT and Xenova:

(a) title to and ownership of all rights in and to all Intellectual Property owned by QLT or licensed to QLT by Third Parties as of the Effective Date shall at all times remain with QLT and, except as expressly granted under this Agreement, no rights in or to any such Intellectual Property shall vest in Xenova; and


           * Material has been omitted and filed with the Commission

(b) title to and ownership of all rights in and to all Intellectual Property owned by Xenova or licensed to Xenova by Third Parties as of the Effective Date shall at all times remain with Xenova and, except as expressly granted under this Agreement, no rights in or to any such Intellectual Property shall vest in QLT.

8.2      OWNERSHIP OF PROGRAM INFORMATION

Subject to the licenses granted under this Agreement, the parties agree that all Program Information will be owned as follows:

(a) subject to Section 8.2(c), all Program Information related solely to the Drug itself, or the manufacture or use of the Drug itself, but excluding Program Information generated by or on behalf of QLT and relating to marketing strategies, plans and reports, will be solely owned by Xenova, and

         (i) QLT will assign to Xenova all right, title and interest it may have in and to such Program Information, and

         (ii) upon such assignment, such Program Information will be automatically included in the exclusive license granted by Xenova to QLT under Section 8.4;

(b) all Available Xenova Independent Program Information, as between Xenova and QLT, will be solely owned by Xenova;

(c) notwithstanding Section 8.2(a), any Program Information generated, developed or acquired, whether solely or jointly with any Third Party, by QLT under the Interim Agreement and this Agreement comprising manufacturing processes having application to the Drug and/or the Product, as between Xenova and QLT will be solely owned by QLT, and:

         (i) Xenova will assign to QLT all right, title and interest it may have in and to such Program Information, and

         (ii)     upon such assignment:

                  (A) if the manufacturing processes do not have application beyond the Drug and/or the Product, the Program Information will be included in the exclusive license granted by QLT to Xenova under Section 8.5(a), or

                  (B) if the manufacturing processes do have application beyond the Drug and/or the Product, paragraph (A) above shall apply to the extent that it relates to the Drug and/or Product and in addition QLT will grant to Xenova a non-exclusive license on the terms and conditions set out in Section 8.5(b); and

(d)      all other Program Information:

         (i) if solely created by a party, will be solely owned by the party that created it, and will be automatically included in the exclusive licenses granted by each party to the other party under Sections 8.4 and 8.5(a); or

         (ii) if jointly created by Xenova and QLT, will be jointly owned by Xenova and QLT, and in respect of Xenova's joint interest in such Program Information, will be automatically included in the exclusive license granted by Xenova to QLT under Section
                  8.4. QLT's joint interest in such Program Information will be automatically included in the licenses granted by QLT to Xenova under Section 8.5.

8.3      ADDITIONAL TECHNOLOGY

(a) If at any time during the Term, QLT and/or Xenova reasonably determine that any technology controlled by a Third Party ("ADDITIONAL TECHNOLOGY") may be necessary or useful for the development or commercialization of the Drug and/or the Product in the Field in any country of the world, QLT or Xenova, as appropriate, shall present such Additional Technology, along with a written report with respect thereto, to the Development Committee (or in the event that the

         Development Committee has been dissolved, to the other party), which shall then consider the acquisition or licensing of the Additional Technology, but the Development Committee shall have no power to require either party to enter into any agreement, or have any financial or other commitments, with respect to any Additional Technology.

(b) In the case of Additional Technology that may be necessary or useful in the Field, the Development Committee (or in the event that the Development Committee has been dissolved, the parties) shall then determine, whether licenses to, and/or acquisitions of, such Additional Technology are desirable, and what recommendations to make to the parties as to which party shall approach and negotiate with the Third Party.

(c) In negotiating any agreements for the licensing or acquisition of Additional Technology under this Section 8.3, the party conducting such negotiations shall, on an ongoing basis throughout such negotiations, consult with the other party to ensure that the scope of the Intellectual Property rights licensed or otherwise acquired are adequate for the uses contemplated by the other party for the Additional Technology. The parties intend that each party shall be licensed in respect of its territory directly by the licensing party.

(d) The costs of licensing or otherwise acquiring any Additional Technology under this Section 8.3 shall be borne, on a territory-by-territory and field-by-field basis, by the party that has rights in that territory and field in respect of Drug and/or Product.

(e) In the absence of agreement to proceed with the licensing or acquisition of any Additional Technology hereunder, nothing in this
         Section 8.3 shall be deemed to preclude either party from licensing and/or acquiring such Additional Technology for its own benefit.

8.4      LICENSE TO QLT

(a) Grant of License. Xenova hereby grants to QLT an exclusive royalty-bearing license:

         (i) to use the Drug and/or the Product in the Field for the purpose of conducting research and development of the Drug and/or the Product in the Field in the Territory and (for as long as QLT is responsible for Initial Development and to the extent necessary for Initial Development) in Europe;

         (ii) to sell, have sold, offer for sale, export (from one part of the Territory to another) or import the Drug and/or the Product in the Field in the Territory and to use the Drug and/or Product for those purposes; and

         (iii) to make, have made, export or import the Drug and/or the Product, anywhere, world-wide for the purpose of exercising the rights granted under Sections 8.4(a)(i) and 8.4(a)(ii);

         under the Xenova Patents and such Program Information as may be now or hereafter owned or controlled by Xenova during the Term as may be necessary or useful for such purposes, all on the terms and conditions set out in this Agreement. For greater certainty:

         (iv)     the license granted to QLT under Sections 4.1 and 8.4(a)(i):

                  (A) shall be exclusive in the Field in the Development Territory for the purpose referred to in those Sections, to the exclusion of Xenova and all other Persons, and

                  (B) shall be subject to the reduction in the geographic scope of the Development Territory, as provided in
                           Section 4.2(b); and

         (v) the license granted to QLT under Section 8.4(a)(ii) shall be exclusive in the Field in the Territory for the purpose referred to in that Section, to the exclusion of Xenova and all other Persons, all on and subject to the terms and conditions set out in this Agreement.

         Nothing in this Agreement shall prevent Xenova from making application for, prosecuting or maintaining any Patents in respect of patentable Intellectual Property owned by Xenova, including the Xenova Patents; or entering into agreements with Third Parties in respect of any Xenova Independent Program.

(b) No right to Sub-License Development. QLT shall not have the right to sub-license the research and development rights granted under Section 8.4(a)(i) above, provided that notwithstanding the foregoing, QLT may sub-contract any of its research and development activities to any Person upon notice to Xenova.

(c) Sub-License Marketing. If QLT wishes to sub-license the rights granted under Section 8.4(a)(ii) to any Person, the following provisions shall apply:

         (i) QLT shall first give written notice to Xenova of any intention to sub-license such rights;

         (ii)     [*] and

         (iii) QLT may only sub-license its rights under Section 8.4(a)(ii) to a Third Party if it shall have received the consent of Xenova with respect to the proposed sub-license, which consent shall not be unreasonably withheld or delayed. The criteria to be considered by Xenova when determining whether to give such consent shall include whether the proposed sub-licensee:

                  (A) is appropriately qualified, experienced and competent in oncology marketing for the area of the Territory proposed to be sublicensed, and

                  (B) has the necessary resources to carry out the proposed activities in such area.

         If there is any disagreement between the parties in relation to the withholding of Xenova's consent under this section, either party may refer the disagreement to expedited arbitration under Section 17.2.

(d) Sub-License Manufacturing. QLT may only sub-license the rights granted under Section 8.4(a)(iii) to any Person if QLT shall have received the consent of Xenova with respect to the proposed sub-license, which consent shall not be unreasonably withheld or delayed. The criteria to be considered by Xenova when determining whether to give such consent shall include whether the proposed sub-licensee:

         (i) is appropriately qualified and has been approved by the relevant health regulatory body for the area of the Territory where the Drug and/or Product is proposed to be sold,

         (ii) is competent to manufacture and process the Drug and/or the Product (as the case may be) to an appropriate manufacturing quality; and

         (iii) has the production capacity to manufacture and process the Drug and/or the Product (as the case may be).

         If there is any disagreement between the parties in relation to the withholding Xenova's consent under this section, either party may refer the matter to expedited arbitration under Section 17.2.

(e) Requirements for Sub-License Agreements. All sublicenses granted by QLT under this Agreement shall:

         (i)      be in writing executed by QLT and the sub-licensee;

         (ii) not relieve QLT of any obligations, whether financial or otherwise, under this Agreement and QLT shall make all required payments to Xenova as if the sublicensed activities were conducted by QLT; and

         (iii) contain [*] substantially similar to those contained in this Agreement, which provisions shall allow [*] by Xenova and its representatives as if the sub-licensee had contracted directly with Xenova.

(f) Compulsory Sub-licenses. Notwithstanding Section 8.4(e), if at any time in any country in the Territory, QLT is required pursuant to an order issued by a competent government authority or

           * Material has been omitted and filed with the Commission other applicable law to grant to a government entity or other Third Party a compulsory sub-license to manufacture, use or sell the Drug and/or the Product, [*]

(g) Copies of Sub-Licenses. On request of Xenova, QLT will provide to Xenova a copy of each sublicense agreement entered into by it under this Agreement.

8.5      LICENSE TO XENOVA

(a) Grant of Exclusive License. Subject to Sections 7.6, 8.5(b), 8.5(c) and 8.5(d), QLT hereby grants to Xenova an exclusive, royalty-bearing (but only royalty-bearing in the circumstances described in Section 10.6) license (with the right to sub-license):

         (i) to use the Drug and/or the Product for the purpose of conducting research and development: (i) in the Field outside the Development Territory (to the extent that and for as long as such a license to Xenova in the Field in Europe would conflict with the grant of exclusive development rights in Europe to QLT under 8.4(a)), and thereafter in the Field outside the Territory; and (ii) outside the Field anywhere, world-wide;

         (ii) to use, sell, have sold, offer for sale, export or import the Drug and/or the Product in the Field outside the Territory, and outside the Field, anywhere, world-wide; and

         (iii) to make, have made, export or import the Drug and/or the Product, anywhere, world-wide for use in exercising the rights granted under Sections 8.5(a)(i) and (ii);

         under the QLT Patents and such Program Information and other Intellectual Property as may be now or hereafter owned or controlled by QLT during the Term as may be necessary or useful for such purposes, all on the terms and conditions set out in this Agreement. For greater certainty:

         (iv)     the license granted to Xenova under Section 8.5(a)(i):

                  (A) shall be exclusive in the Field outside the Development Territory and outside the Field, anywhere, world-wide, to the exclusion of QLT and all other Persons, and

                  (B) shall benefit from the reduction in the geographic scope of the Development Territory, as provided in
                           Section 4.2(b); and

         (v) the license granted to Xenova under Section 8.5(a)(ii) shall be exclusive in the Field outside the Territory and outside the Field, anywhere, world-wide, to the exclusion of QLT and all other Persons.

(b) Grant of Non-Exclusive License. Notwithstanding Section 8.5(a), in respect of any Program Information assigned by Xenova to QLT under
         Section 8.2(c) having application beyond the Drug and/or the Product, QLT hereby grants to Xenova in addition to the exclusive licence granted under Section 8.5(a), a non-exclusive license (royalty bearing in the circumstances described in Section 10.6 where relevant) to such Program Information on the terms and conditions set out in Section 8.5(a), applied mutatis mutandis (such necessary changes including the terms that such licenses are for products other than Drug or Product and shall have no field or territory restrictions).

(c) Marketing Default. In the event that QLT has committed an uncured Marketing Default under Section 5.3, subject to confirmation by expedited arbitration thereunder, if any, the scope of the licenses set out in Sections 8.5(a) and 8.5(b) shall be automatically [*] and Xenova shall have a [*]:

         (i)      [*]

         (ii)     [*]

         under the QLT Patents and such Program Information as may be now or hereafter owned or controlled by QLT during the Term as may be necessary or useful for such purposes, all on the terms and conditions set out in this Agreement as may be amended by the parties pursuant to
         Section 5.3(d).

           * Material has been omitted and filed with the Commission

(d) Requirements for Sub-License Agreements. All sublicenses granted by Xenova under this Agreement shall:

         (i)      be in writing executed by Xenova and the sub-licensee;

         (ii) not relieve Xenova of any obligations, whether financial or otherwise, under this Agreement and Xenova shall make all required payments to QLT as if the sublicensed activities were conducted by Xenova; and

         (iii) contain [*] provisions substantially similar to those contained in this Agreement, which provisions shall allow [*] by QLT and its representatives as if the sub-licensee had contracted directly with QLT.

(e) Copies of Sub-Licenses. On request of QLT, Xenova will provide to QLT a copy of each sublicense agreement entered into by it under this Agreement.

8.6      GRANTS OF XENOVA INTELLECTUAL PROPERTY

(a) Without limiting the grants set forth in Section 8.4, Xenova shall ensure that there are no Intellectual Property rights owned or controlled by Xenova as of the Effective Date related to the Drug and/or the Product or the use thereof, that are necessary or useful to permit QLT to perform the Program to completion and to perform the manufacturing, marketing, supply and other commercialization activities contemplated by this Agreement for the Drug and/or the Product in the Field in the Territory ("FURTHER INTELLECTUAL PROPERTY"), other than those granted to QLT under this Agreement.

(b) In the event that Xenova or QLT determines that the Intellectual Property rights granted under Section 8.4 or elsewhere in this Agreement are insufficient for QLT to perform the Program to completion and/or perform the manufacturing, marketing, supply and other commercialization activities contemplated by this Agreement for the Drug and/or the Product in the Field in the Territory and that QLT requests access to Further Intellectual Property for such purposes, Xenova will license to QLT, at no additional cost to QLT, such Further Intellectual Property as may be owned or controlled by Xenova as of the Effective Date related to the Drug and/or the Product or the use thereof, as may be necessary or useful for QLT to complete the Program and/or perform the manufacturing, marketing, supply and other commercialization activities, as the case may be.

                         ARTICLE 9 - MILESTONE PAYMENTS

9.1      UPFRONT PAYMENT

The parties acknowledge that, pursuant to the Interim Agreement and in partial consideration for Xenova's commitments under the Interim Agreement and this Agreement, QLT has paid to Xenova an upfront non-refundable, non-creditable fee of US$10,000,000.

9.2      MILESTONE PAYMENTS

QLT shall pay to Xenova the following milestone payments within 30 days after achievement of the respective milestone: (a) First US NDA filing. US[*] upon QLT filing with the FDA the first NDA for the Product in the Field; and (b) US FDA Approval.

         (i) [*] upon the granting of first Regulatory Approval by the FDA (whether for a [*]) for the Product in the Field,

         (ii) [*] upon the granting of each subsequent Regulatory Approval by the FDA for any [*] for the Product in the Field, and


           * Material has been omitted and filed with the Commission

         (iii) [*] upon the granting of each subsequent Regulatory Approval by the FDA for any [*] for the Product in the Field;

         provided that the total of all milestone payments paid by QLT under this Section 9.2 shall not exceed US$50,000,000 over the Term.

9.3      CURRENCY OF PAYMENT

(a) U.S. Dollars. The upfront and milestone payments set out in this Agreement are and shall be respectively denominated in United States dollars.

(b) Currency Choice. At least 10 days prior to the due date of any upfront and milestone payments to be made by QLT to Xenova under Section 9.2, Xenova shall notify QLT in writing that Xenova wishes to receive the payment in United States dollars, British pounds sterling or a combination thereof. If Xenova does not give this currency choice notice to QLT, QLT will make the payment in United States dollars.

(c) Foreign Exchange. If Xenova elects to receive any upfront and milestone payment or part thereof in British pounds sterling, Xenova shall notify QLT in writing of the date on which it wishes to receive the payment 2 business days prior to the payment date, which shall be no earlier than the due date, and QLT shall make the payment to Xenova in British pounds sterling where the exchange rate for United States dollars to British pounds sterling will be the buying rate for British pounds sterling quoted by QLT's primary banker.

                             ARTICLE 10 - ROYALTIES

10.1     ROYALTIES

Subject to the remainder of this Article 10, QLT shall pay to Xenova, without duplication, on the terms and conditions set out in this Agreement, the following royalties in respect of the Finished Product:

(a) 15% of Net Sales, in respect of any aggregate Net Sales of all Finished Products that are less than [*] in a particular calendar year;

(b) 18% of Net Sales, in respect of that portion of aggregate Net Sales of all Finished Products that are equal to and/or greater than [*] and less than and/or equal to [*] of such Net Sales in a particular calendar year; and

(c) 22% of Net Sales, in respect of that portion of aggregate Net Sales of all Finished Products that are greater than [*] of such Net Sales in a particular calendar year;

provided that, subject to Section 13.1(e), the royalties payable under this
Section 10.1 shall be earned and payable as follows:

(d) where one or more Valid Claims applicable to the Finished Product under the Xenova Patents licensed to QLT under Section 8.4 exist in the country of sale on the date of Commercial Launch of the Finished Product therein, the royalties hereunder shall be earned and payable for such country until the expiration of the last of such Valid Claims in such country;

(e) where no Valid Claims are applicable to the Finished Product under the Xenova Patents licensed to QLT under Section 8.4 in the country of sale on the date of Commercial Launch of the Finished Product therein, the royalties hereunder shall be earned and payable for such country for a period of 10 years commencing on the date of Commercial Launch of the Finished Product therein, provided that in respect of [*], if, at any time during such 10 year period, there is a [*] for such portion of the 10 year period, whether all or part, that [*].

10.2     EXCLUSIONS FROM ROYALTIES

No royalties will be payable under Section 10.1 in respect of:


           * Material has been omitted and filed with the Commission

(a) Finished Products used in clinical trials or for compassionate use for which QLT does not receive consideration; and

(b) amounts derived from sales of Finished Products by QLT to its Affiliates or by QLT or its Affiliates to their respective sub-licensees, unless the Affiliates and/or sub-licensees purchasing the Finished Products, as the case may be, are the end-users of the Finished Products sold.

10.3     THIRD PARTY LICENSE FEES AND ROYALTIES

Notwithstanding Section 13.7, Xenova shall have sole responsibility for:

(a)      the payment of all costs and expenses; and

(b) the performance of all financial (including license fees and royalties), administrative and other obligations, under any Third Party Licenses.

10.4     ADJUSTMENT OF ROYALTIES

(a) Compulsory Licenses or Sub-Licenses. If at any time in the Field in any country in the Territory:

         (i) a competent governmental authority grants to a government entity or other Third Party a compulsory license to manufacture, use or sell the Drug and/or the Product with respect to which royalties would be payable pursuant to
                  Section 10.1; or

         (ii) QLT or Xenova is required pursuant to an order issued by a competent government authority or other applicable law to grant to a government entity or other Third Party a compulsory sub-license or license, as the case may be, to manufacture, use or sell the Drug and/or the Product with respect to which royalties would be payable pursuant to Section 10.1;

         then QLT may [*] for the compulsory license or sub-license. In the event that a competent governmental authority grants, or QLT or Xenova is required to grant, a compulsory license in the Field in the Territory to a government entity or other Third Party on [*], Xenova agrees that the [*] by the parties [*].

(b) Dispute Resolution - Evaluation/Arbitration. If the parties fail to agree on an adjustment to the royalty rate under this Section 10.4 within [*] after commencing negotiations, either party may refer the matter to expedited arbitration under Section 17.2.

10.5     ROYALTY PAYMENTS UPON TERMINATION

If this Agreement is terminated in accordance with Article 16 with respect to all or some of the Finished Products, QLT shall continue to pay Xenova all amounts earned pursuant to this Article 10 prior to the date of termination and any amounts earned thereafter as a result of sales of residual inventory of such terminated Finished Products. In addition, QLT shall continue to pay to Xenova all amounts payable hereunder with respect to the Finished Products, if any, with respect to which this Agreement is not terminated. Such payments shall be payable on the terms and conditions set out in Article 11, notwithstanding the termination of this Agreement.

10.6     COMPENSATION FOR USE OF PROGRAM INFORMATION

In consideration of the licenses granted to Xenova by QLT under Section 8.5(a), Xenova shall pay to QLT, without duplication, during the Term:

(a) Europe. [*] of the Net Proceeds received by Xenova from the commercialization and sale of the Finished Product in the Field in any country or regulatory jurisdiction in Europe after Regulatory Approval has been obtained therefor;


           * Material has been omitted and filed with the Commission

(b) Rest of World. [*] of the Net Proceeds received by Xenova from the commercialization and sale of the Finished Product in the Field in any country or regulatory jurisdiction outside the Development Territory after Regulatory Approval has been obtained therefor; and


(c) ODD. [*] of the Net Proceeds received by Xenova from the commercialization and sale of the Drug in the ODD Field in any country or regulatory jurisdiction in the Territory after Regulatory Approval has been obtained therefor.

                           ARTICLE 11 - PAYMENT TERMS

11.1     PAYMENT OF ROYALTIES

All amounts payable under Sections 10.1 and 10.6 shall be due and payable within 45 days after the close of each calendar quarter during the periods for which such amounts are earned and payable.

11.2     CURRENCY FOR ROYALTY PAYMENTS

All amounts payable by either party to the other party under Sections 10.1 and
10.6 shall be payable in United States Dollars, by wire transfer, to a bank account designated by the party receiving such funds. Monthly sales amounts shall be translated from other currencies to United States Dollars by using an average rate of exchange computed as the arithmetic average of daily 12 noon buying rates in New York certified by the New York Federal Reserve Bank for Customs purposes for each month. [RATE SOURCE: http://www.stls.frb.org/fred; http://www.federalreserve.gov/release].

11.3     CURRENCY TRANSFER RESTRICTIONS

If in any country payment or transfer of funds out of such country is prohibited by law or regulation, the parties hereto shall confer regarding the terms and conditions on which Finished Products shall be sold in such countries, including the possibility of payment of royalties to Xenova or QLT, as the case may be, in local currency to a bank account in such country or the renegotiation of royalties for such sales, and in the absence of any other agreement by the parties, such funds payable to Xenova or QLT, as the case may be, shall be deposited by the other party in whatever currency is allowable in a bank designated in that country as acceptable to Xenova or QLT, as the case may be.

11.4     TAXES

(a) For the purposes of this Section 11.4, "TAXES" shall include taxes, tariffs, customs duties, brokerage fees and other related charges, including, without limitation, social services taxes, goods and services tax, value added, excise and other sales taxes.

(b) Without prejudice to any obligation that Xenova may have to charge, and recover from QLT, Value Added Tax on any invoice issued to QLT, Xenova shall pay all Taxes assessed or levied in connection with any activities performed by Xenova or payments made to Xenova under this Agreement. Xenova will remit all Taxes to the appropriate governmental body within the time legally required for such remittances and shall promptly provide QLT with written evidence of all such remittances.

(c) Without prejudice to any obligation that QLT may have to charge, and recover from Xenova, Value Added Tax on any invoice issued to Xenova, QLT shall pay all Taxes assessed or levied in connection with any activities performed by QLT or payments made to QLT under this Agreement. QLT will remit all such Taxes to the appropriate governmental body within the time legally required for such remittances and shall promptly provide Xenova with written evidence of all such remittances.

(d) If any law or regulation in any country requires the withholding by either party of any Taxes due on payments to be remitted to the other party under this Agreement, such Taxes shall be deducted from the amounts paid to the other party, provided that the remitting party shall take all reasonable measures to reduce the amount of such Taxes. If the Taxes are deducted from the amounts paid, the remitting party shall furnish the other party with the originals of all official


           * Material has been omitted and filed with the Commission receipts for such Taxes and such other evidence of such Taxes and payment thereof as may be reasonably requested by the other party and shall provide any reasonable assistance or co-operation which may be requested by the other party in connection with any efforts by the other party to obtain a credit for such Taxes.

11.5     SALES AND PAYMENT REPORTS


After first Regulatory Approval of the Finished Product in the Field, and for the remainder of the Term, QLT shall submit to Xenova, concurrently with the quarterly payments made pursuant to Section 10.1, written reports consistent with GAAP setting out for the calendar quarter, for each type of Finished Product, on a country-by-country basis (where reasonably feasible):

(a) a report of milestone payments under Section 9.2 owing to Xenova, if any;

(b) all amounts received by QLT or its Affiliates or sub-licensees, as applicable, from the sale of the Finished Product to end-users thereof;

(c)      details of the quantities of the Finished Product sold in each country;

(d) the amount of any deductions taken from the amounts received by QLT or its Affiliates, as applicable, from the sale of the Finished Product to end-users of the Finished Product in calculating Net Sales of the Finished Product, and

(e)      the amount of Net Sales of the Finished Product; and

(f)      the amount due and payable pursuant to Section 10.1.

11.6     NET PROCEEDS REPORTS

After first Regulatory Approval of the Finished Product in the Field outside the Territory and/or after first Regulatory Approval of the ODD Product in the ODD Field in the Territory, as the case may be, and for the remainder of the Term, Xenova agrees to submit to QLT, concurrently with the quarterly payments made pursuant to Section 10.6, written reports consistent with GAAP setting out for the calendar quarter, for each type of Finished Product or ODD Product, as the case may be, on a country-by-country basis (where reasonably feasible) and being sufficient to calculate royalties due to QLT under Section 10.6:

(a) all amounts received by Xenova or its Affiliates or sub-licensees, as applicable, from the sale of the Finished Product to end-users thereof;

(b) details of the quantities of Finished Product and/or ODD Product sold in each country;

(c) the amount of any deductions taken from the amounts received by Xenova or its Affiliates, as applicable, from the sale of the Finished Product to end-users of the Finished Product in calculating Net Sales of the Finished Product,

(d) the amount of Net Proceeds for the Product and/or the ODD Product, as the case may be; and

(e)      the amount due and payable pursuant to Section 10.6;

11.7     ACCOUNTS AND AUDIT

(a) Each party shall maintain clear, accurate and complete records in accordance with GAAP, for a period of at least [*] for each calendar quarter for which such party is obligated to make payments under Sections 10.1 or 10.6, as the case may be. In respect of QLT, such records shall show the manufacturing, sales, use and other disposition of Finished Products in sufficient detail to determine the royalties payable to Xenova pursuant to Section 10.1, if any. In respect of Xenova, such records shall show the manufacturing, sales, use and other disposition of Products and/or ODD Products and royalties received or collected from Third Parties from the marketing and distribution of the Product and/or ODD products, to determine the amounts to QLT pursuant to Section 10.6.

(b) During the periods set out in Sections 10.1 or 10.6 and for a period of [*] thereafter, each party (in this section, the "AUDITED PARTY") shall permit the other party (in this section, the "REQUESTING


           * Material has been omitted and filed with the Commission

         PARTY"), on reasonable notice and at the Requesting Party's cost and expense, to arrange for the books and records maintained by the Audited Party pursuant to Section 11.7(a) to be examined from time to time during the Audited Party's regular business hours, but not more than [*], by an independent accounting firm selected by the Requesting Party and reasonably acceptable to the Audited Party, provided that such independent accounting firm and its accountants are bound by an obligation of confidentiality to disclose to the Requesting Party only whether the royalty statements and payments made by the Audited Party under this Agreement are accurate and, if not accurate, any evidence of non-compliance with the terms and conditions of this Agreement. Any such examination shall be restricted to records covering the preceding [*] period. The Requesting Party shall provide to the Audited Party a copy of any audit reports prepared under this subsection.

(c) In the event the report demonstrates that a party has underpaid the other party, the underpaying party shall pay the amount of such underpayment immediately. In the event that the underpaid party is the Requesting Party, if the underpayment is more than [*] for the audited period, the Audited Party shall reimburse the Requesting Party for the expense of the audit.

(d) In the event the report demonstrates that a party has overpaid the other party, the overpaying party may deduct the amount of such overpayments from future amounts owed to the other party.

11.8     CONFIDENTIALITY OF REPORTS

Each party agrees that:

(a) the information set forth in the reports required by Sections 11.5 and 11.6; and

(b)      the records subject to examination under Section 11.7;

shall be subject to the obligations of confidentiality set out in Article 7 and shall be maintained in confidence by the receiving party and by any independent accounting firm selected by such party, shall not be used by such party or such accounting firm for any purpose other than verification of the performance by the other party of its obligations hereunder, and shall not be disclosed by the receiving party or such accounting firm to any other person except for purposes of enforcing this Agreement.

             ARTICLE 12 - REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1     XENOVA'S REPRESENTATIONS, WARRANTIES AND COVENANTS

Xenova hereby represents, warrants and covenants to QLT that:

(a) Authority. Xenova is a corporation duly organized, existing, and in good standing under the laws of England and Wales and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions and grant the licenses contemplated by this Agreement, all of which have been duly and validly authorised by all requisite corporate proceedings;

(b) No Conflicting Agreements. Xenova has not entered and during the Term will not enter into any agreement, arrangement or commitment with any Person regarding the Drug or the Product that is inconsistent with or in derogation of Xenova's obligations under this Agreement and Xenova is not subject to any obligations that would prevent it from entering into or carrying out its obligations under this Agreement;

(c) Ownership and Rights. Except as set forth in EXHIBIT 12.1(c), (i) Xenova holds all right, title and interest in and to the Xenova Patents, free and clear of any rights or encumbrances of any Third Parties in, or in respect of, the Xenova Patents which would impact the rights granted to QLT under this Agreement; and (ii) the Existing Xenova Program Information was generated either by Xenova employees or by Third Party contractors, and in each case the terms of employment or engagement of such employees or contractors vested in Xenova all right, title and interest in and to any Intellectual Property generated by them in respect of such Existing Xenova Program Information, and (iii) Xenova is not aware (but without necessarily having conducted any


           * Material has been omitted and filed with the Commission searches or investigations) that any Third Party has rights in any Existing Xenova Program Information that would adversely affect QLT's rights under this Agreement;

(d) List of Xenova Patents. As far as Xenova is aware (but without necessarily having conducted any searches or investigations), EXHIBIT 1.1(WWW) sets forth a complete list of all Patents that are owned or controlled by Xenova as of the Effective Date that are necessary or useful for the rights and licenses to the Drug and/or Product granted to QLT hereunder;

(e) Patent Applications Accurate. All statements contained in any applications for the registration of the Xenova Patents were true and correct as of the date of such applications. For the purposes hereof, [*] Patent;

(f) Patents in Good Standing. As of the Effective Date, in respect of all issued Xenova Patents, all maintenance fees and similar annuity payments have been made in each of the jurisdictions requiring such payments;

(g) Disclosure. Xenova has disclosed all material data in its possession, in any form concerning, and experimental reports in its possession in writing of, the Drug and/or Product known to or performed by or at the request of Xenova;

(h) Future Patents. Xenova shall utilize commercially reasonable efforts in prosecuting all applications for registration of Xenova Patents filed, and in maintaining all Xenova Patents issued as of and after the Effective Date;

(i) Sufficiency of Grants. As far as Xenova is aware (but without necessarily having conducted any searches or investigations), and except as set forth on EXHIBIT 12.1(c), (A) there are no Intellectual Property rights owned or controlled by Xenova as of the Effective Date related to the Drug and/or the Product or the use thereof, that are necessary or useful to permit QLT to perform the Program to completion and to perform the manufacturing, marketing, supply and other commercialization activities contemplated by this Agreement for the Drug and/or the Product in the Territory, other than those granted to QLT under this Agreement, and (B) no Third Party Patent or other proprietary right would be infringed by the development, manufacturing, marketing, supply and other commercialization activities for the Drug and/or the Product in the Territory as contemplated by this Agreement;

(j)      No Third Party Licenses. Xenova is not a party to any Third Party
         Licenses;

(k) No Complaints. Except as set forth in EXHIBIT 12.1(c), Xenova has not received, in respect of any of the Xenova Patents, any notice, complaint, threat or claim alleging infringement of, any Patent, industrial design, trade secret or other Intellectual Property right or proprietary right of any other Person.

(l) No Regulatory Actions. Xenova has not received, in respect of the Drug, any hold/seize (medical) actions from any regulatory agency, department, bureau or other governmental entity.

12.2     QLT'S REPRESENTATIONS, WARRANTIES AND COVENANTS

QLT hereby represents, warrants and covenants to Xenova that:

(a) Authority. QLT is a corporation duly organized, existing, and in good standing under the laws of the Province of British Columbia and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions and grant the licenses contemplated by this Agreement, all of which have been duly and validly authorised by all requisite corporate proceedings;

(b) No Conflicting Agreements. QLT has not entered and during the Term will not enter into any agreement, arrangement or commitment with any Person regarding the Drug or the Product that is inconsistent with or in derogation of QLT's obligations under this Agreement and QLT is not subject to any obligations that would prevent it from entering into or carrying out its obligations under this Agreement;


           * Material has been omitted and filed with the Commission

(c) Program. QLT shall utilize sound and reasonable business practice and judgment in performance of the Program, including the conduct of clinical studies thereunder;

(d) Future Patents. QLT shall utilize commercially reasonable efforts in prosecuting all applications for registration of QLT Patents filed, and in maintaining all QLT Patents issued as of and after the Effective Date.

          ARTICLE 13 - PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT

13.1     XENOVA PATENTS - PROSECUTION AND MAINTENANCE

(a) Xenova's Responsibility. During the Term, except as otherwise set out in this section, Xenova shall be responsible for, in its sole discretion and at its sole expense, the prosecution and maintenance of the Xenova Patents.

(b)      Review. QLT shall have the right to:

         (i) review all pending applications, Patents, other proceedings, communications, reports and observations relating to the Xenova Patents; and

         (ii) make recommendations to Xenova concerning the Xenova Patents. Xenova shall reasonably consider such comments but shall have no obligation to revise the filings or other communications.

(c) Disclosure. Xenova shall promptly disclose to QLT and keep QLT fully informed and/or supply QLT in a timely fashion with:

         (i) the complete texts of all Xenova Patents and all relevant patent applications filed and/or controlled by Xenova; and

         (ii)     all information received concerning:

                  (A) the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any Xenova Patents; or

                  (B) the course of patent prosecution or other proceedings related to any Xenova Patents;

                  including by providing QLT with copies of substantive communications, search reports and third-party observations submitted to or received from patent offices.



(d)      Notice to QLT.

         (i) Xenova shall notify QLT in writing of its intentions with regard to ceasing prosecution or maintenance of Patent protection for any Xenova Patent in any country in the Territory in reasonable time for QLT to continue prosecuting or maintaining the Patent protection at its own discretion and expense, with a rebuttable presumption that less than [*] notice is not sufficient notice; and

         (ii) Xenova will execute such documents and otherwise cooperate with QLT as may be necessary (but without significant expense to Xenova) to perfect and maintain the Patent protection that Xenova is ceasing and QLT elects to continue pursuant to
                  Section 13.1(d)(i).

(e) No Royalty. In the event that QLT elects to continue prosecution or maintenance of any Patent forming part of the Xenova Patents in any country of the Territory, no royalty obligations shall accrue with respect to sales of Finished Products in that country unless Xenova agrees to pay the costs of such prosecution or maintenance.


           * Material has been omitted and filed with the Commission

13.2     QLT PATENTS - PROSECUTION AND MAINTENANCE

(a) QLT's Responsibility. During the Term, except as otherwise set out in this Section, QLT shall be responsible for, in its sole discretion and at its sole expense, prosecution and maintenance of the QLT Patents.

(b)      Review. Xenova shall have the right to:

         (i) review all pending applications, Patents, other proceedings, communications, reports and observations relating to the QLT Patents; and

         (ii) make recommendations to QLT concerning the QLT Patents. QLT shall reasonably consider such comments but shall have no obligation to revise the filings or other communications.

(c) Disclosure. QLT shall promptly disclose to Xenova and keep Xenova fully informed, and/or supply Xenova in a timely fashion with:

         (i)      the complete texts of all QLT Patents, and

         (ii)     all information received concerning:

                  (A) the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any QLT Patents; and

                  (B) the course of patent prosecution or other proceedings related to any QLT Patents;

                  including by providing Xenova with copies of substantive communications, search reports and Third Party observations submitted to or received from patent offices.

(d)      Notice to Xenova.

         (i) QLT shall notify Xenova in writing of its intentions with regard to ceasing prosecution or maintenance of Patent protection for any QLT Patent in any country in the Territory in reasonable time for Xenova to continue prosecuting or maintaining the Patent protection at its own discretion and expense, with a rebuttable presumption that less than [*] notice is not sufficient notice; and

         (ii) QLT will execute such documents and otherwise cooperate with Xenova as may be necessary (but without significant expense to QLT) to perfect and maintain the Patent protection that QLT is ceasing and Xenova elects to continue pursuant to Section 13.2(d)(i).

13.3     PATENTABLE IMPROVEMENTS

In the event of any Program Information comprising patentable Intellectual Property, each party will, at the request of the party owning such Program Information, reasonably cooperate with the other party in seeking Patent protection therefor.

13.4     XENOVA PATENTS - INFRINGEMENT

(a) Notice. Each of QLT and Xenova agrees that during the Term it will promptly notify the other party in the event that it becomes aware of any infringement or potential infringement of the Xenova Patents.

(b) QLT to Prosecute. QLT agrees that during the Term it will prosecute infringers of the Xenova Patents or otherwise act to eliminate infringement of the Xenova Patents by Third Parties in the Territory when, in the sole judgement and discretion of QLT, such action is necessary, proper and justified in relation to the Product in the Field in the Territory. In the event litigation is initiated, the costs of litigation shall be funded as follows:

         (i) subject to clause (ii), [*] of the costs of litigation shall be borne by QLT; and


           * Material has been omitted and filed with the Commission

         (ii) [*] of the costs of litigation shall be borne by Xenova, subject to the following:

                  (A) Xenova's funding obligations will be fully satisfied by QLT setting off such costs against royalties payable by QLT to Xenova under Section 10.1 and Xenova will not be obligated to make out-of-pocket expenditures to satisfy this funding obligation; and

                  (B) in no event will Xenova's funding obligations under this Section 13.4(b) exceed [*] in any calendar year.

(c) Costs and Awards. The costs of the litigation shall be deemed to be QLT's actual Third Party expenses directly related to or incurred in connection with the alleged infringement. At such time as the infringement ceases (whether voluntarily, by settlement or by court order), QLT's full royalty obligations shall resume. Any award, recovery, lump-sum settlement or royalty payment (in this section, an "AWARD") made to QLT by the alleged infringer shall be treated as follows:

         (i) Xenova Reimbursed. first, the Award shall be applied to pay Xenova in respect of any amounts set-off against royalties pursuant to Section 13.4(b)(ii)(A);

         (ii) QLT Reimbursed. secondly, the Award shall be applied to reimburse QLT for all actual Third Party expenses directly related to or incurred in connection with the alleged infringement for which royalty payments were not withheld; and

         (iii) Remainder. thirdly, any remaining amount of the Award shall be treated as if it were Net Sales of Finished Product, with Xenova receiving a royalty on the remaining amount in accordance with Section 10.1 and QLT retaining the balance.

(d) QLT Does Not Prosecute. If QLT elects not to bring or prosecute infringement litigation pursuant to this Section 13.4 it will promptly notify Xenova and Xenova may elect to bring suit against the alleged infringer at its sole expense, and in its sole discretion. In this case, any award, recovery, lump-sum settlement or royalty payment made by the alleged infringer shall be retained by Xenova.

13.5     QLT PATENTS - INFRINGEMENT

(a) QLT's Responsibility. QLT agrees that during the Term, it will, at QLT's sole cost and expense, protect its interests in the QLT Patents from infringement by Third Parties and that it will prosecute infringers or otherwise act to eliminate infringement when, in the sole judgement and discretion of QLT, such action is necessary, proper and justified.

(b) Xenova's Assistance. Xenova agrees that during the Term it will promptly notify QLT in the event that it becomes aware of any infringement or potential infringement of the QLT Patents and agrees that it will, at QLT's request and expense, reasonably assist QLT to prevent or discontinue any such infringement or potential infringement.

13.6     THIRD PARTY CLAIMS OF INFRINGEMENT

(a) In the event of the initiation of any suit (an "INFRINGEMENT SUIT") in the Territory by a Third Party against Xenova or QLT or any of their respective Affiliates for Patent infringement arising from the manufacture, use, sale, distribution or marketing of the Drug and/or the Product, the party sued shall promptly notify the other party in writing.

(b)      In the event that a party alone is subject to an Infringement Suit:

         (i) that party shall have the first right, but not the obligation, to defend the Infringement Suit;

         (ii) that party will provide the other party with the opportunity to participate in the defense of such Infringement Suit; and

         (iii) the other party shall assist and cooperate with the party being sued in any such litigation.

         If the party being sued fails to defend the Infringement Suit within a reasonable time after receiving notice of the Infringement Suit, then the other party shall have the right, but not the


           * Material has been omitted and filed with the Commission obligation, to defend the Infringement Suit and the party being sued shall assist and cooperate with the other party in any such litigation.

(c)      In the event that both QLT and Xenova are subject to an Infringement
         Suit:

         (i) each of Xenova and QLT shall have the right, but not the obligation, to jointly defend the Infringement Suit; and

         (ii) the parties shall assist and cooperate with each other in any such litigation.

         If either party fails to jointly defend the Infringement Suit with the other party within a reasonable time after receiving notice of the Infringement Suit, then the other party shall have the right, but not the obligation, to solely defend the Infringement Suit and the declining party shall assist and cooperate with the defending party in any such litigation.

(d) The party or parties conducting the defense of an Infringement Suit shall have full or joint control over its conduct, as the case may be, provided that neither party shall make any admissions or concessions nor enter into any settlements with respect to an Infringement Suit without the other party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)      The costs of defending any Infringement Suit incurred by either party
         (i) shall be borne by Xenova if the infringement arises primarily from [*][*] (and primarily not [*][*]) or from a breach by Xenova of any of the warranties given by it under Section 12.1, (ii) shall be borne by QLT if the infringement arises from a breach by QLT of any of the warranties given by it under Section 12.2, and (iii) shall otherwise be borne by each party [*]to the extent that [*] (thus, by way of example, if the costs relate to the defence of a claim that is [*]).

13.7     INFRINGEMENT OF THIRD PARTY PATENTS

(a) Without limiting Xenova's obligation to indemnify QLT under Section 15.1, and notwithstanding Section 10.1, in the event that any activities licensed to QLT under this Agreement are found to infringe the Intellectual Property rights of a Third Party and result in the payment of Third Party royalties or other compensation by QLT or a QLT Affiliate or sub-licensee to the Third Party, QLT may, in its sole discretion, reduce its royalty payments to Xenova under Section 10.1 in an amount equal to the Third Party royalties or other compensation paid to the Third Party, up to a maximum of [*] of the royalties payable to Xenova under Section 10.1, in respect of each country in the Territory for which Third Party royalties are being paid, provided that such reductions shall only be made where the infringement arises from the use of Intellectual Property licensed to QLT under this Agreement, and not any other Intellectual Property that QLT chooses to use in the manufacture, use, sale, distribution or marketing of the Drug and/or the Product.

                            ARTICLE 14 - TRADEMARKS

14.1     PRODUCT TRADEMARKS

(a) During the Term, QLT shall be responsible for, in its sole discretion and at its sole expense, the origination, selection, application, prosecution, registration and maintenance of one or more trademarks and trade-names under which the Product and/or the Finished Product will be marketed, distributed and sold in the Field in the Territory.

(b) QLT will, at Xenova's request, add or cause to be added, a marking in a form proposed by Xenova and reasonably acceptable to QLT on the packaging of all Finished Product sold by QLT, its Affiliates or sub-licensees hereunder, to indicate the connection of Xenova as licensor of the Product, provided that such marking shall not cause any contravention of GMPs or any United States of America or other foreign federal, state, provincial or local laws, regulations or bylaws, including those relating to labelling or packaging.


           * Material has been omitted and filed with the Commission

14.2     USE OF TRADEMARKS

Nothing contained in this Agreement shall give either party any right to use any trademark or trade-name of the other party, except with the prior written consent of the other party.

              ARTICLE 15 - INDEMNITY AND LIMITATIONS OF LIABILITY

15.1     MUTUAL INDEMNIFICATION

Except as otherwise specifically provided in this Agreement, each of the parties (in this section, an "INDEMNIFYING PARTY") agrees to defend, indemnify and hold harmless the other party and its Affiliates and their respective directors, officers, employees and agents (in this section, the "INDEMNIFIED PARTIES") from and against all threatened or actual actions, claims, demands, proceedings, suits, losses, damages, costs and expenses (including reasonable attorney fees) but excluding punitive damages (collectively, in this Article, "CLAIMS") of Third Parties of whatsoever kind or nature (including but not limiting the generality of the foregoing, in respect of death, injury, loss or damage to any person or property) incurred, caused, arising out of or relating to:

(a) any breach or violation of, or failure to properly perform, any covenant made in this Agreement by the Indemnifying Party, unless waived in writing by the applicable Indemnified Party;

(b) any breach of any of the representations or warranties made in this Agreement by the Indemnifying Party; or

(c)      the gross negligence or willful misconduct of the Indemnifying Party;

except to the extent that such Claims are attributable to the negligence or willful misconduct of any of the Indemnified Parties.

15.2     PRODUCT LIABILITY INDEMNITY

In addition to Section 15.1,

(a) QLT agrees to defend, indemnify and hold harmless Xenova and its Affiliates and their respective directors, officers, employees and agents (in this section, the "XENOVA INDEMNIFIED PARTIES") from and against all Claims of Third Parties of whatsoever kind or nature (including but not limiting the generality of the foregoing, in respect of death, injury, loss or damage to any person or property) incurred, caused, arising out of or relating to:

         (i) the administration, utilization and/or ingestion of the Drug and/or the Product in the Field in the Development Territory pursuant to any clinical trials conducted by or on behalf of QLT under this Agreement; and

         (ii) the administration, utilization and/or ingestion of the Drug and/or the Product in the Field in the Territory provided to the injured Third Party by or on behalf of QLT under this Agreement;

         except to the extent that such Claims are attributable to the negligence or willful misconduct of the Xenova Indemnified Parties; and

(b) Xenova agrees to defend, indemnify and hold harmless QLT and its Affiliates and their respective directors, officers, employees and agents (in this section, the "QLT INDEMNIFIED PARTIES") from and against all Claims of Third Parties of whatsoever kind or nature (including but not limiting the generality of the foregoing, in respect of death, injury, loss or damage to any person or property) incurred, caused, arising out of or relating to:

         (i) the administration, utilization and/or ingestion of the Drug and/or the Product:

                  (A)      in the Field outside the Development Territory, or

                  (B)      outside the Field, anywhere, worldwide,

                  pursuant to any clinical trials conducted by or on behalf of Xenova; and

         (ii) the administration, utilization and/or ingestion of the Drug and/or the Product:

                  (A)      in the Field outside the Development Territory, or

                  (B)      outside the Field, anywhere, worldwide,

                  provided to the injured Third Party by or on behalf of Xenova;

         except to the extent that such Claims are attributable to the negligence or willful misconduct of the QLT Indemnified Parties.

15.3     INDEMNIFICATION PROCEDURE

If either QLT or Xenova or any of their respective Affiliates (in this section, an "INDEMNIFIED PARTY"), receives any written Claim which it believes is the subject of, or otherwise believes that circumstances exist giving rise to, an indemnity under this Agreement by either Xenova or QLT, as the case may be (in this section, an "INDEMNIFYING PARTY"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice of the Claim or circumstances to the Indemnifying Party, including full particulars of the claim or circumstances to the extent known to the Indemnified Party, provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to indemnify any persons indemnified under this Article 15, and, subject to
Article 13 in respect of infringement claims and infringement actions, the following shall apply:

(a) the Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party;

(b) if the Indemnifying Party does not so assume the defense of the Claim, the Indemnified Party may assume the defense with counsel of its choice at the sole expense of the Indemnifying Party;

(c) if the Indemnifying Party assumes the defense of the Claim, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party;

(d) any party not assuming the defense of any such Claim shall render all reasonable assistance to the party assuming the defense, and all out-of-pocket costs of this assistance shall be borne solely by the Indemnifying Party; and

(e) no Claim shall be settled other than by the party defending the Claim, and then only with the consent of the other party, which shall not be unreasonably withheld, provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any Claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

15.4     NO CONSEQUENTIAL DAMAGES

EXCEPT FOR, AND WITHOUT LIMITING THE SCOPE OF THE INDEMNIFICATION OBLIGATION UNDER, Sections 15.1 AND 15.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, LOST SAVINGS OR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF ANY BREACH OR BREACHES OF THIS AGREEMENT OR THE POSSESSION OR USE OF THE DRUG, THE PRODUCT OR ANY OTHER MATERIALS OR SERVICES TO BE SUPPLIED HEREUNDER, EVEN IF THE OTHER PARTY HAS KNOWLEDGE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGES.

                       ARTICLE 16 - TERM AND TERMINATION

16.1     TERMINATION

This Agreement may not be terminated by either party except in accordance with this Article 16. Termination of this Agreement, in whole or in part, before the expiration of the term shall be without prejudice to the right of any party accrued to the effective date of termination, without prejudice to the remedies in respect of any previous breach of any of the representations, warranties and covenants herein contained and without prejudice to any rights to indemnification set forth herein and to any other provisions referred to in Section 16.9 and without prejudice to any other right or remedy that the terminating party may have.

16.2 EXPIRATION

(a) This Agreement shall commence on the Effective Date and shall expire upon the later of:

         (i) the expiration, lapse or invalidation of the last Valid Claim under any Xenova Patent licensed to QLT under Section 8.4 in all countries in the Territory; and

         (ii) the expiration 10 years after the date of Commercial Launch in the last country in the Territory for which QLT chooses to undertake Commercial Launch;

         unless otherwise agreed by the parties, and subject to any earlier termination in accordance with the provisions of this Agreement (the "TERM").

(b) Notwithstanding the Term set out in Section 16.2(a), in each country in the Territory, upon the later of the expiration, lapse or invalidation of the last Valid Claim licensed to QLT under Section 8.4 in such country and the expiration of 10 years after Commercial Launch in such country, if applicable:

         (i) this Agreement shall be terminated with respect to the grant of license set out under Section 8.4 in such country, and without further action on the part of either party, QLT shall be granted a perpetual, non-exclusive, fully paid, royalty-free license, with the right to sub-license, under the Program Information and other Intellectual Property owned or controlled by Xenova to develop, make, have made, use, have used, sell, have sold, offer for sale, import and export the Drug and/or the Product in the Field in such country; and

         (ii) all regulatory licenses and filings in such country related to the Drug and/or the Product shall remain owned by QLT.

16.3     EARLY TERMINATION BY QLT

(a) Before Commercial Launch. At any time before Commercial Launch of the Product in any country in the Territory, QLT may terminate this Agreement for convenience, in its entirety, upon not less than 90 days' prior written notice to Xenova; provided that if such termination notice is to be given within the [*]after the Effective Date, QLT shall first offer to discuss with Xenova QLT's intention to terminate and the reasons therefor before delivering any such termination notice.

(b) After Commercial Launch. At any time after Commercial Launch of the Product in any country in the Territory, QLT may terminate this Agreement for convenience, in its entirety, upon not less than 180 days' prior written notice to Xenova.

(c) Adverse Change. Notwithstanding Sections 16.3(a) and 16.3(b), in the event of any confirmed information of Serious Adverse Events related to the utilization, medical administration, safety or efficacy profile of the Drug or the Product, QLT may terminate this Agreement, in its entirety, at any time upon 60 days prior written notice to Xenova.

(d) Material Breach. At any time during the Term, in the event of a material breach by Xenova of any of its material obligations under this Agreement, QLT may terminate this Agreement, in its entirety:

         (i) upon not less than 45 days' prior written notice to Xenova, if the breach is, by its nature, reasonably expected to be curable, provided that Xenova shall have the opportunity to:

                  (A)      cure the breach within the 45-day period; or


           * Material has been omitted and filed with the Commission
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                  (B)      if the breach is not capable of cure within the
                           45-day cure period, commence a cure within the 45-day period and diligently pursue the cure to completion within a reasonable period;

                  to avoid termination of this Agreement; or

         (ii) immediately by written notice, if the breach is, by its nature, incurable.

16.4     EARLY TERMINATION BY XENOVA

Material Breach. At any time during the Term, in the event of a material breach by QLT of any of its material obligations under this Agreement, Xenova may terminate this Agreement, in its entirety:

(a) upon not less than 45 days' prior written notice to QLT, if the breach is, by its nature, reasonably expected to be curable, provided that QLT shall have the opportunity to:

         (i)      cure the breach within the 45-day period; or

         (ii) if the breach is not capable of cure within the 45-day cure period, commence a cure within the 45-day period and diligently pursue the cure to completion within a reasonable period;

         to avoid termination of this Agreement; or

(b) immediately by written notice, if the breach is, by its nature, incurable.

For greater certainty, the parties acknowledge and agree that a Marketing Default shall not, in and of itself, constitute a material breach by QLT of a material obligation under this Agreement and that Xenova's sole remedies in respect of a Marketing Default (for which Xenova pursues remedies under Section 5.3) shall be as set out in Section 5.3(d).

16.5     TERMINATION ON BANKRUPTCY

During the Term, either party may, at its option, on 10 days prior written notice, terminate this Agreement upon the happening of any one or more of the following events by delivering written notice to that effect to the other party:

(a)      if the other party is adjudged bankrupt or insolvent;

(b) if any petition under the Bankruptcy and Insolvency Act (Canada), the Insolvency Act (UK), or any other statute of similar purport, is filed by or against the other party and such petition is not dismissed within 90 days after it has been filed;

(c) if the other party makes a general assignment for the benefit of its creditors;

(d) if the other party applies for, or appoints, a receiver, trustee, custodian, or liquidator of the party or of its assets;

(e) if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the other party; or

(f)      if the other party ceases to carry on its business.

16.6     EFFECT OF TERMINATION

In the event that this Agreement is terminated:

(a) both parties hereto shall be released from all obligations and duties imposed or assumed under this Agreement except as expressly provided under Section 16.9;

(b) each of QLT and Xenova shall remain responsible to pay to the other party all royalty payments and other amounts accruing prior to the effective date of termination, which shall be payable on the terms and conditions set out in Article 11 notwithstanding the termination of this Agreement, and may proceed to enforce payment thereof through exercise any or all of the rights and remedies contained herein or otherwise available to it at law or in equity, successively or concurrently at the option of such party; and

(c) QLT and its sub-licensees shall have a reasonable time to liquidate all inventory of Finished Product in QLT's possession or control, provided that QLT will continue to make royalty payments to Xenova in the manner specified under this Agreement on Net Sales of such inventories, notwithstanding the termination of this Agreement.

16.7     XENOVA LICENSE IN THE CASE OF CERTAIN EARLY TERMINATIONS

In the event that:

(a) QLT terminates this Agreement under any of Sections 16.3(a), 16.3(b) or 16.3(c);

(b)      Xenova terminates this Agreement under Section 16.4;

(c) a country is deleted from the Territory under Section 5.2(b), with respect to the country deleted; or

(d)      either Party terminates this Agreement under Section 16.5;

then the following shall occur:

(e) if the effective date of termination occurs prior to the receipt of the first NDA approval of the Product in the Field in the Territory:

         (i) QLT shall grant to Xenova an irrevocable, royalty-free, world-wide (or in the case of a country deleted from the Territory pursuant to Section 5.2(b), for such country), exclusive license, with the right to sublicense, to use the Drug and/or the Product for the purpose of researching, developing, making, having made, using, having used, selling, having sold, offering for sale, importing and exporting the Drug and/or the Product in the Field, anywhere, world-wide (or in the case of a country deleted from the Territory pursuant to
                 Section 5.2(b), for such country), under the QLT Patents and such Program Information and other Intellectual Property as may be owned or controlled by QLT as of the effective date of termination as may be necessary or useful for such purposes, all on the terms and conditions set out in this Agreement, provided that, in respect of any Program Information assigned by Xenova to QLT under Section 8.2(c) having application beyond the Drug and/or the Product, the license set out herein shall be non-exclusive, and

         (ii) QLT will assign and transfer to Xenova all registered trademarks, trademark applications and trade-names, including all goodwill associated therewith, used solely to market, distribute and sell the Product and/or the Finished Product in the Field in the Territory, and

         (iii) subject to the Act and other applicable laws, QLT will use commercially reasonable efforts to assign and transfer to Xenova all regulatory filings made by or on behalf of QLT in connection with the Drug and/or the Product in the Field in the Territory; and

(f) if the effective date of termination occurs after the receipt of the first NDA approval of the Product in the Field in the Territory, the provisions of Sections 16.7(e)(i), 16.7(e)(ii) and 16.7(e)(iii) shall apply, provided that the license granted under Section 16.7(e)(i) shall be a royalty-bearing license. In this case, the royalty to be paid by Xenova to QLT shall:

         (i) be paid in consideration for the development and commercialization work performed by QLT prior to the effective date of termination,

         (ii) be mutually agreed by the parties negotiating in good faith, provided that:

                  (A) the royalty rates shall be lower than those set out in Section 10.1, which shall be the maximum royalty rates available, and

                  (B) if the parties do not agree to a royalty rate within 45 days after the effective date of termination, the matter will be referred to expedited arbitration under Section 17.2, and

         (iii) be payable on terms and conditions set out in Article 11, notwithstanding the termination of this Agreement,

         provided that if Xenova has terminated this Agreement for QLT's failure to implement a Specific Action under Section 5.2(c), the cumulative amount payable by Xenova in respect of the royalty payable hereunder shall be capped at a maximum amount equal to QLT's cumulative development and commercialization costs with respect to the Drug and/or the Product in the Field.

16.8     QLT LICENSE IN THE CASE OF CERTAIN EARLY TERMINATIONS

In the event that:

(a) QLT terminates this Agreement under Section 16.3(d) due to a material breach by Xenova; or

(b)      QLT terminates this Agreement under Section 16.5;

all rights and licenses granted by Xenova to QLT under this Agreement shall continue as exclusive or non-exclusive royalty-bearing licenses, as the case may be, granted by Xenova to QLT on the terms and conditions set out in this Agreement, provided that:

(c) the royalty rates to be paid by QLT to Xenova after the effective date of termination shall:

         (i) be mutually agreed by the parties negotiating in good faith, and

         (ii) be lower than the royalty rates set out in Section 10.1, which shall be the maximum royalty rates available, and

(d) if the parties do not agree to a royalty rate within 45 days after the effective date of termination, the matter will be referred to expedited arbitration under Section 17.2.

Such royalty payments shall be payable on the terms and conditions set out in
Article 11 notwithstanding the termination of this Agreement.

16.9     SURVIVAL

Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to such expiration or early termination. In addition, the following provisions shall survive any expiration or early termination of this Agreement:

(a)      Article 1 (Interpretation);

(b)      Section 3.11 (QLT's Liability for Recall);

(c)      Article 7 (Confidentiality and Use of Information);

(d) 8.1 (Ownership of Confidential Information) and 8.2 (Ownership of Program Information);

(e)      Section 10.5 (Royalty Payments Upon Termination);

(f) Sections 11.1 to 11.6 inclusive (Payment Terms) shall survive in respect of any payments that may be due under this Agreement after the date of termination;

(g)      Section 11.7 (Accounts and Audit) and 11.8 (Confidentiality of
         Reports);

(h)      Article 12 (Representations, Warranties and Covenants);

(i)      Article 15 (Indemnity and Limitations of Liability);

(j) Sections 16.6 (Effect of Termination), 16.7 (Xenova License in the case of Certain Early Terminations), 16.8 (QLT License in the case of Certain Early Terminations) and 16.9 (Survival); and

(k)      Article 17 (Miscellaneous Provisions).

                     ARTICLE 17 - MISCELLANEOUS PROVISIONS

17.1     GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of England, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the International Sale of Goods shall have no application to this Agreement.

17.2 EXPEDITED ARBITRATION

(a) Notice. In the event of any dispute, controversy or claim arising under, out of or in connection with the subject matter of this Agreement or the breach, termination or invalidity of this Agreement (each, a "DISPUTE") that relates to:

         (i)      the matters described in Section 3.7(f);

         (ii) disagreement as to whether Commercial Launch of the Product in [*] as a whole, as set out in Section 5.2(b);

         (iii) whether QLT has failed to diligently discharge its commercialization obligations, as set out in Section 5.2(a);

         (iv) confirmation of whether QLT has committed a Marketing Default, as set out in Section 5.3(c);

         (v) the inability of the parties to mutually agree on revised financial terms in the event of a Marketing Default, as set out in Section 5.3(d);

         (vi) disagreement as to whether there exists any actual or potential Cross-Over Use or Cross Pricing Risk or disagreement with respect to mitigation measures, as set out in Section 6.7 (where the arbitrator shall be instructed to attempt to find a mutually acceptable solution to avoid the Cross-Over Use or Cross-Pricing Risk whilst giving reasonable protection to each party's commercial interests);

         (vii) the refusal of Xenova to grant its consent to a sub-license proposed to be granted by QLT, as set out in Sections 8.4(c) and 8.4(d); or

         (viii) the inability of the parties to mutually agree on revised financial terms in the event of certain early terminations, as set out in Sections 16.7 and 16.8;

         the party asserting the claim (the "ASSERTING PARTY") shall first inform the other party, in writing, of the specific nature of the Dispute, the pertinent provisions of this Agreement and its proposed resolution.

(b) Executive Resolution Efforts. Any Dispute shall first be submitted to the senior management of the parties for amicable resolution for a period of not less than [*] to resolve the Dispute prior to engaging in a formal Dispute resolution process. Any Dispute that cannot be settled amicably by the senior management of the parties shall be finally settled by arbitration in accordance with the clauses (b) to (c) of this Section 17.2 .

(c) Submission to Arbitration. Each Dispute hereunder shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by a panel of one arbitrator (unless the parties agree otherwise) appointed by the AAA and who is knowledgeable as to the subject matter of the Dispute.

(d) AAA Expedited and Optional Emergency Rules to Apply. The parties agree that the AAA Expedited Procedures and Optional Rules for Emergency Measures of Protection shall apply to all arbitral proceedings under this Section 17.2, notwithstanding the amount or complexity of any Dispute.

(e) Procedures. The arbitrator shall have the right to order discovery as he or she deems appropriate, and to order injunctive relief and the payment of legal fees, costs and other


           * Material has been omitted and filed with the Commission damages, excluding punitive damages. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

(f) Place of Arbitration. Any arbitration conducted under this Section 17.2 shall take place in New York City, New York, USA.

17.3     TRADITIONAL ARBITRATION

Except for:

(a) applications for injunctions for the protection of the Xenova Patents, the QLT Patents, Program Information, Confidential Information or any other Intellectual Property of either party, which shall not be subject to arbitration, but shall be submitted to a court of competent jurisdiction for resolution; and

(b)      matters subject to expedited arbitration as set out in Section 17.2;

any Dispute shall be first submitted to the senior management of the parties for amicable resolution for a period not less than [*] to resolve the Dispute prior to engaging in a formal dispute resolution process. Any Dispute that cannot be settled amicably by the senior management of the parties shall be finally settled by arbitration in accordance with the procedures set out in Section 17.2, except that the Dispute shall be submitted to arbitration before a panel of 3 arbitrators appointed by the AAA and the AAA Expedited Procedures and Optional Rules for Emergency Measures of Protection referred to in Section 17.2(d) shall not apply.

17.4 AMENDMENT

Neither party shall claim any amendment, modification, or release from any provision hereof by mutual agreement, acknowledgement or acceptance or purchase order forms or otherwise, unless in writing signed by an authorized representative of each party.

17.5 ASSIGNMENT

No party shall assign this Agreement, in whole or in part, to any person without the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed, provided that either party may assign and transfer all of its rights and obligations under this Agreement without consent of the other parties,

(a) to an Affiliate (with a provision for assignment back to the assigning party in the event the Affiliate ceases to be an Affiliate) ;

(b) to a successor or assignee of all or substantially all of the assigning party's assets (including intellectual property rights) and business in the field of oncology (which must include all rights associated with the Drug and/or Product but, in the case of [*]) ("Oncology Assets"), provided that written notice is delivered to the other parties. However, a party shall not have any right to assign and transfer its Oncology Assets under this paragraph (b) if the [*]; or

(c) to a successor or assignee of all or substantially all of the assigning party's assets;

Any permitted assignee shall assume all obligations of its assignor under this Agreement. Unless:

(d)      such assignment has been consented to in writing by the other party; or

(e) in the event of an assignment under paragraphs (b) and (c) hereof, the successor or assignee agrees to assume such obligations;

then no assignment shall relieve any party of responsibility for the performance of any obligations arising from and after the effective date of such assignment which such party has hereunder, and in any event the assignor shall remain bound by the provisions of Article 7 and Sections 8.1 and 8.2. Any assignment in violation of the foregoing shall be null and void.


           * Material has been omitted and filed with the Commission

17.6     COMPLIANCE WITH LAWS

Each party will be responsible for assuring that all applicable rules, laws and regulations are met in the performance of its duties under this Agreement.

17.7     ENTIRE AGREEMENT

This Agreement, together with the Exhibits hereto, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all written or oral prior agreements and understandings between the parties with respect to the subject matter hereof, including, without limitation, the Interim Agreement. In the event of conflict between the terms and conditions of this Agreement and those of any Exhibit attached to this Agreement, the terms and conditions of this Agreement shall govern, unless the parties expressly provide that the conflicting term or condition of such Exhibit or agreement shall supersede the corresponding term or condition of this Agreement.

17.8     EXHIBITS

The Exhibits listed below and attached hereto shall be deemed to form an integral part of this Agreement:

        Exhibit 1.1(p)             Description of XR9576

        Exhibit 1.1(q)             Drug Specification

        Exhibit 1.1(ccc)           Summary of Program Activities

        Exhibit 1.1(hhh)           Definition of Registration Package

        Exhibit 1.1(www)           List of Xenova Patents

        Exhibit 12.1(c)            Issues Relating to Xenova Patents

17.9     FORCE MAJEURE

If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable commercial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever the causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

17.10    FURTHER ASSURANCES

The parties hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purpose of this Agreement.

17.11    HEADINGS

The headings in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

17.12    INJUNCTION

Each party agrees that the other parties may be irreparably damaged if any provision of this Agreement is not performed in accordance with its terms. Accordingly, each party will be entitled to apply for an injunction or injunctions to prevent breaches of any of the provisions of this Agreement by the other parties, without showing or proving any actual or threatened damage, notwithstanding any rule of law or equity to the contrary, and may specifically enforce such provisions by an action instituted in a court having jurisdiction. These specific remedies are in addition to any other remedy to which the parties may be entitled at law or in equity.

17.13 INUREMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.14    NOTICE

All notices, requests and other communications required or permitted to be given hereunder or with respect hereto will be in writing, and may be given by:

(a)      personal delivery;

(b) registered first-class Canada or United Kingdom air mail, postage prepaid by the sender, return receipt requested;

(c)      overnight delivery service, charges prepaid by the sender; or

(d) via facsimile (confirmed by delivery by one of the 3 methods stated above);

and, in each case, addressed to the other party at the address for such party as set forth below, and will be effective one Business Day after receipt in the case of deliveries under Sections 17.14(a), 17.14(c) or 17.14(d), and 5 Business Days after mailing in the case of deliveries under Section 17.14(b).



If to QLT:

         QLT Inc.
         887 Great Northern Way
         Vancouver, British Columbia
         Canada V5T 4T5

         Attention:   Chief Executive Officer

         Fax No.: +1 604 707-7001



With a copy to:

        Farris, Vaughan, Wills & Murphy
        P.O. Box 10026, Pacific Centre South
        Toronto Dominion Bank Tower
        700 West Georgia Street, 26th Floor
        Vancouver, British Columbia
        CANADA V7Y 1B3

        Attention:R. Hector MacKay-Dunn

        Fax No.:  +1 604 661-9349


If to Xenova:

         Xenova Limited
         957 Buckingham Avenue
         Slough
         Berkshire, England
         UNITED KINGDOM SL1 4NL

         Attention:  Chief Executive Officer

         Fax No.:  +44 1753 706615


Any party may change its address at which notice is to be received by written notice provided pursuant to this Section 17.14.

17.15    PRESS RELEASES/PUBLICITY

Each party agrees that it will not, without the prior written consent of the other party:

(a) originate any publicity, news release or public announcement, written or oral, whether to the public, the press, stockholders or otherwise, referring to the existence or to the terms of this

         Agreement, including its existence, the subject matter to which it relates, the performance under it (including the progress of development activities in relation to the Drug in the Field in the Development Territory) or any of its specific terms and conditions, except for:

         (i) disclosures that are substantially the same as the disclosure in the initial press releases; or

         (ii) such announcements as, in the opinion of the counsel for the party making such announcement, are required by law, including Canadian, United Kingdom and United States of America securities laws, rules or regulations, and the regulations of the London Stock Exchange or the Toronto Stock Exchange, or NASDAQ.

         If a party decides to make an announcement it believes to be required by law with respect to this Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the announcement; or

(b) disclose the existence of this Agreement, any of the subject matter hereof, or any of the terms hereof to any Third Party, without the prior written consent of the other party, except as reasonably required for a party to perform its obligations under this Agreement or as otherwise provided in this Agreement.

17.16    RELATIONSHIP OF PARTIES

It is not the intent of QLT and Xenova to form any partnership or joint venture. QLT and Xenova shall, in relation to their respective obligations hereunder, act as independent contractors, and nothing in this Agreement shall be construed to give either QLT or Xenova the power or authority to act for, bind or commit the other in any way whatsoever.

17.17    RIGHTS AND REMEDIES

The rights and remedies available under this Agreement shall be cumulative and not alternative and shall be in addition to and not a limitation of any rights and remedies otherwise available to the parties at law or in equity, except as expressly set out in this Agreement.

17.18    SEVERABILITY

If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

17.19    WAIVER

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each of the parties hereto. Failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by any party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

17.20    WORDING

Wherever the singular or masculine form is used in this Agreement, it will be construed as the plural or feminine or neuter form, as the case may be, and vice versa, as the context or the parties require. The parties agree that whenever the phrase "including" is used in this Agreement that it shall mean "including, without limitation".

17.21    THIRD PARTY RIGHTS

Each of the persons identified in Sections 15.1 and 15.2 may in his own right enforce the provisions of those respective Sections. Except as provided in the previous sentence of this Section 17.21, this Agreement is not made for the benefit of, nor shall any of its provisions be enforceable by, any person other than the parties to this Agreement and their respective successors and permitted assignees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


QLT INC.                                  XENOVA LIMITED
by its authorized signatory:              by its authorized signatory:



By:    __________________________         By:    __________________________
       Name:                                     Name:
       Title:                                    Title:

                                 EXHIBIT 1.1(p)
                              DESCRIPTION OF XR9576


[*]

           * Material has been omitted and filed with the Commission

                                 EXHIBIT 1.1(q)
                               DRUG SPECIFICATION


As set out in [*] as delivered by QLT to Xenova.



           * Material has been omitted and filed with the Commission

                                EXHIBIT 1.1(CCC)
                          SUMMARY OF PROGRAM ACTIVITIES


The following summarizes the proposed Development Plan for the Product. This Development Plan as it relates to the primary indication is subject to change at the discretion of the Development Committee or as a result of any requirements of the FDA.

Primary (Initial) Indication to be Pursued

- First line therapy of advanced NSCLC (Stage IIIb/IV NSCLC) in combination with chemotherapy.

Clinical Development

QLT will conduct two international [*] randomized placebo-controlled trials of chemotherapy plus placebo versus chemotherapy plus the Product, as follows:

- Each study to investigate a different chemotherapy regimen ([*]).

- European involvement will include a minimum of [*] European sites for the two combined trials in [*] countries.

- Approximately [*] patients per trial (a total of [*] patients) for the two combined trials.

- [*].

CMC

- Establish product monographs for the Drug and the Product.

- Produce final validated form of the Product in [*].

- Establish scaled up manufacturing process capable of supplying commercial requirements.

Preclinical Toxicology

- Perform additional toxicology studies required to file NDA ([*] briefing document).

Regulatory

- [*].

- Manage all ongoing interactions with FDA during the Program.

- Assemble NDA filing to take through FDA review to approval.

- Provide NDA dossier to support Xenova's registration in Europe.

Other Studies in the Primary Indication and Other Indications

- [*].

- Any additional studies required by the FDA for registration in the primary indication will be conducted after a [*] decision.

- Other additional studies in the primary or subsequent indications will be reviewed and approved, if appropriate, by the Development Committee before commencement.



           * Material has been omitted and filed with the Commission

                                EXHIBIT 1.1(hhh)
                              REGISTRATION PACKAGE




(a)  Common Technical Document Structure:


MODULE 1:  ADMINISTRATIVE INFORMATION

1.       MODULE 1 TABLE OF CONTENTS

2. DOCUMENTS SPECIFIC TO EACH REGION (APPLICATION FORMS AND PRESCRIBING INFORMATION)

MODULE 2:  CTD SUMMARIES

1.       OVERALL CTD TABLE OF CONTENTS

2.       INTRODUCTION

3.       QUALITY OVERALL SUMMARY

4.       NONCLINICAL OVERVIEW

5.       CLINICAL OVERVIEW

6.       NONCLINICAL SUMMARY

7.       PHARMACOLOGY

(A)      WRITTEN SUMMARY

(B)      TABULATED SUMMARY

8.       PHARMACOKINETICS

(A)      WRITTEN SUMMARY

(B)      TABULATED SUMMARY

9.       TOXICOLOGY

(A)      WRITTEN SUMMARY

(B)      TABULATED SUMMARY

10.      CLINICAL SUMMARY

(A)      SUMMARY OF BIOPHARMACEUTICS AND ASSOCIATED ANALYTICAL METHODS

(B)      SUMMARY OF CLINICAL PHARMACOLOGY STUDIES

(C)      SUMMARY OF CLINICAL EFFICACY

(D)      SUMMARY OF CLINICAL SAFETY

(E)      SYNOPSES INDIVIDUAL STUDIES

MODULE 3:  QUALITY

1.       TABLE OF CONTENTS

2.       BODY OF DATA

3.       KEY LITERATURE REFERENCES


MODULE 4:  NONCLINICAL STUDY REPORTS

1.       TABLE OF CONTENTS

2.       STUDY REPORTS

3.       LITERATURE REFERENCES


MODULE 5:  CLINICAL STUDY REPORTS

1.       TABLE OF CONTENTS OF CLINICAL STUDY REPORTS

2.       TABULAR LISTINGS OF ALL CLINICAL STUDIES

3.       CLINICAL STUDY REPORTS

4.       LITERATURE REFERENCES

(b) List of additional studies required by the FDA prior to NDA submission for the Product ([*]):

     1. NON-CLINICAL: The following table lists the planned non-clinical studies that have been identified by Xenova as necessary prior to a NDA submission. These studies were presented to the FDA in the briefing document that was sent prior to the end of Phase II meeting. It is anticipated that these studies would not need to be initiated until the results from the [*] are known.

         STUDY
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         [*]
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         [*]
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         [*]
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         [*]
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         [*]
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------




       2. CLINICAL STUDIES: In the clinical section of the minutes to the end of the Phase II meeting with the FDA, the FDA requested [*].









           * Material has been omitted and filed with the Commission

                                EXHIBIT 1.1(www)
                             LIST OF XENOVA PATENTS


[*].

[*].

[*]





           * Material has been omitted and filed with the Commission

                                 EXHIBIT 12.1(c)
                        ISSUES RELATING TO XENOVA PATENTS


(1) All matters that would be shown by searches of publicly available patent prosecution files in respect of Xenova's patents covering the Drug, held at Patent Offices in the Territory, are disclosed or deemed to be disclosed to QLT.

(2) Xenova has not conducted searches or inquiries in relation to the existence of Third Party patents or other proprietary rights, and makes no representation and gives no warranty in relation to any Third Party patents and other proprietary rights not known to it.

(3)      [*].








--------


           * Material has been omitted and filed with the Commission